UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TITAN

Proxy Statement

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

2023

Notice of Annual Meeting of Stockholders Date: June 8, 2023 Time: 10:00 a.m., CT Place: Virtual web conference Titan International, Inc. 1525 Kautz Road, Suite 600 West Chicago, Illinois 60185
TO TITAN STOCKHOLDERS
The Annual Meeting of Stockholders (the Annual Meeting) of Titan International, Inc., a Delaware corporation (Titan or the Company), will be conducted on Thursday, June 8, 2023, at 10:00 a.m. Central Daylight Time, via the internet through a virtual web conference at www.virtualshareholdermeeting.com/TWI2023, to consider and act upon the following matters:

Election of Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Paul G. Reitz, Anthony L. Soave, Maurice M. Taylor Jr. and Laura K. Thompson as directors to serve for one-year terms and until their successors are elected and qualified;

Ratification of the selection of Grant Thornton LLP by the Board of Directors as the independent registered public accounting firm to audit the Company's financial statements for the year ending December 31, 2023;

Approval, in a non-binding advisory vote, of the 2022 compensation paid to the Company's named executive officers;
Approval, in a non-binding advisory vote, of the frequency of future advisory votes on compensation paid to the Company’s named executive officers
To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Titan's Board of Directors has fixed the close of business on April 11, 2023, as the "record date." Only those stockholders whose names appear as holders of record of Titan common stock at the Company's close of business on April 11, 2023, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A copy of Titan's Annual Report, including its Form 10-K, for the year ended December 31, 2022, is being made available concurrently with the accompanying Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.
Whether or not you plan to participate in the meeting, every stockholder's vote is important. Stockholders can help the Company avoid unnecessary costs and delay by voting your shares as soon as possible. Stockholders of record may vote over the internet or by telephone, following the instructions in the Notice of Internet Availability of Proxy Materials that you received in the mail and the Proxy Statement, or, if you requested to receive printed proxy materials by mail, by completing, signing, dating and promptly returning your proxy card in the return envelope, which requires no postage if mailed in the United States. If you vote by telephone or internet, you do not need to mail back a proxy card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Notice of Internet Availability

Titan International, Inc.	/	2023 Proxy Statement	i

of Proxy Materials you received in the mail. Please note that if your shares are held by a broker or other intermediary and you wish to vote at the Annual Meeting, you must obtain a legal proxy from that record holder. The presence, in person or by properly executed proxy, of the majority of common stock outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.
By Order of the Board of Directors,
/s/ Michael G. Troyanovich
Michael G. Troyanovich
Secretary and General Counsel

This Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy are being made available electronically and mailed on or about April 25, 2023.

Titan International, Inc.	/	2023 Proxy Statement	ii

TABLE OF CONTENTS
Notice of Annual Meeting of Stockholders	i
General Matters	1
Voting Procedures	2
Proposal #1 - Election of Directors	6
Proposal #2 - Ratification of Independent Registered Public Accounting Firm of Grant Thornton LLP	12
Proposal #3 - Approval, in a Non-Binding Advisory Vote, of the Compensation Paid to Named Executive Officers	13
Proposal #4 - Approval, in a non-binding advisory vote, of the frequency of future advisory votes on compensation paid to the Company’s named executive officers	15
Other Business	16
Audit and Other Fees	17
Audit Committee Report	18
Compensation of Directors	19
Committees of the Board of Directors; Meetings	22
Board Leadership Structure	24
Director Nomination Process	26
Compensation Discussion and Analysis	27
Executive Officers	28
Compensation of Named Executive Officers	29
Compensation Committee Interlocks and Insider Participation	39
Compensation Committee Report	40
Corporate Governance	41
Corporate Governance - Initiatives on ESG	43
Security Ownership of Certain Beneficial Owners and Management	44
Certain Relationships and Related Party Transactions	47
Stockholder Proposals	48
Householding Information	49
Cost of Proxy Solicitation	50
Appendix A - Adjusted EBITDA Reconciliation	57

Titan International, Inc.	/	2023 Proxy Statement	iii

Notice of Annual Meeting of Stockholders
Date:
June 8, 2023
Time:
10:00 a.m., CT
Place:
Virtual web conference
Ways to Vote
By Mail:
If you are a stockholder of record you may vote by returning the enclosed proxy card
By Telephone:
Call toll-free 1-800-690-6903
By Internet:
www.proxyvote.com

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TITAN INTERNATIONAL, INC.
GENERAL MATTERS
This Proxy Statement is being furnished to the stockholders of Titan International, Inc. (Titan or the Company) in connection with the solicitation of proxies by the Board of Directors of the Company (the Board of Directors) for use at the Annual Meeting of Stockholders (the Annual Meeting) to be held on June 8, 2023, at 10:00 a.m. Central Daylight Time via the internet through a virtual web conference at www.virtualshareholdermeeting.com/TWI2023, and at any adjournment or postponement of that meeting. The Company is commencing mailing of the Notice of Internet Availability of Proxy Materials, in lieu of a paper copy of this Proxy Statement, to its stockholders on or about April 25, 2023. In accordance with rules adopted by the Securities and Exchange Commission (the SEC), the Company may furnish proxy materials, including this Proxy Statement and its Annual Report, to its stockholders by providing access to such documents on the internet instead of mailing printed copies. The Company has elected to provide its stockholders access to the Company’s proxy materials over the internet; accordingly, most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was previously mailed to the Company’s stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy, including by telephone or over the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials. Although the Company's Annual Report to Stockholders, including its Form 10-K, for the year ended December 31, 2022, has been made available to Titan stockholders in connection with the solicitation of proxies by the Board of Directors, it is not incorporated by reference into this Proxy Statement and shall not be deemed to be proxy soliciting material. In this Proxy Statement, unless the context requires otherwise, references to “we,” “our,” or “us” refer to Titan.
VOTING PROCEDURES
QUALIFICATIONS TO VOTE
Only holders of shares of common stock of the Company (Common Stock) at the close of business on April 11, 2023 (the Record Date) will be entitled to receive notice of, and vote at, the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock held on the Record Date include shares that are held directly in the name of a holder of

Titan International, Inc.	/	2023 Proxy Statement	1

Common Stock (the Common Stockholders) as the registered stockholder of record on the Record Date and those shares of which the Common Stockholder is the beneficial owner on the Record Date and which are held through a broker, bank, or other institution, as nominee, on the Common Stockholder’s behalf (sometimes referred to as being held in “street name”), that is considered the stockholder of record of those shares.
SHARES ENTITLED TO VOTE
On the Record Date, there were 63,127,418 shares of Common Stock outstanding, and there were no other outstanding classes of stock that will be entitled to vote at the Annual Meeting.
VOTES PER SHARE
Common Stockholders are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.
PROPOSALS REQUIRING VOTE; BOARD RECOMMENDATION
Common Stockholders are being asked to consider and vote upon the following matters:

Proposal		Board Recommendation	Page Reference

	Election of Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Paul G. Reitz, Anthony L. Soave, Laura K. Thompson, and Maurice M. Taylor Jr. as directors to serve for one-year terms and until their successors are elected and qualified;	FOR	6
	Ratification of the selection of Grant Thornton LLP by the Board of Directors as the independent registered public accounting firm to audit the Company's financial statements for the year ending December 31, 2023; and	FOR	12
	Approval, in a non-binding advisory vote, of the compensation paid to the Company's named executive officers;	FOR	13
	Approval, in a non-binding advisory vote, of the frequency of future advisory votes on compensation paid to the Company’s named executive officers	2 YEARS	15

And such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. The Board of Directors unanimously recommends that you vote FOR each of the nominees named in Proposal #1, FOR each of Proposals #2 and #3, and to hold future advisory votes every 2 YEARS for Proposal #4.

Titan International, Inc.	/	2023 Proxy Statement	2

Voting Procedures
TIME AND PLACE; DIRECTIONS; ATTENDING THE ANNUAL MEETING
The Annual Meeting of Stockholders of Titan will be held on Thursday, June 8, 2023, at 10:00 a.m. Central Daylight Time, via the internet through a virtual web conference at www.virtualshareholdermeeting.com/TWI2023.
VOTING BY STOCKHOLDERS OF RECORD; SUBMITTING YOUR PROXY
Common Stockholders are asked to vote their shares as promptly as possible. Common Stockholders of record on the Record Date are entitled to cast their votes in person at the Annual Meeting, by telephone or over the internet, as described in the instructions in the Notice of Internet Availability of Proxy Materials and these materials. If you requested to receive printed proxy materials by mail, you may also vote by completing, signing, dating and promptly returning your proxy card in the return envelope according to the instructions on the proxy card. If you submit your vote by telephone or internet, you do not need to mail back a proxy card.
All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting that are not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR each of the nominees named in Proposal #1, FOR each of Proposals #2 and #3 and to hold future advisory votes every 2 YEARS for Proposal #4, and persons designated as proxies will vote with their best judgment on such other business as may properly come before the Annual Meeting. The Board of Directors does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting attached to this Proxy Statement.
VOTING BY BENEFICIAL OWNERS OF COMMON STOCK
If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks, and other institutions serving as nominees (but not all) participate in a program that offers internet voting options and may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares.
For a discussion of rules regarding the voting of shares held by beneficial owners when you do not give voting instructions to your broker, please see “Broker Non-Votes” below.
BROKER NON-VOTES
Under the rules of the New York Stock Exchange (NYSE), member brokers that hold shares in “street name” for their customers that are the beneficial owners of those shares only have the authority to vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal because it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on those matters, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. The shares of Common Stock as to which “broker non-votes” are submitted are not entitled to vote at the Annual Meeting with respect to the matters to which the “broker non-votes” apply. However, such shares will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Titan International, Inc.	/	2023 Proxy Statement	3

Voting Procedures
QUORUM FOR ANNUAL MEETING
There must be a quorum for the Annual Meeting to be held. The presence, in person or represented by proxy, of Common Stockholders holding a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are counted as present in determining whether or not there is a quorum. If a quorum is not present at the time the Annual Meeting is convened, Common Stockholders representing a majority of the shares of Common Stock present, in person or represented by proxy, may adjourn the Annual Meeting.
VOTE REQUIRED TO APPROVE PROPOSALS
Proposal #1: Election of each of Mr. Cashin, Mr. Guinn, Dr. Rachesky, Mr. Reitz, Mr. Soave, Mr. Taylor and Ms. Thompson as directors requires the affirmative vote of Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.
Proposal #2: Ratification of the selection of the independent registered public accounting firm of Grant Thornton LLP requires the affirmative vote of the Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.
Proposal #3: Approval, in a non-binding advisory vote, of named executive officer compensation requires the affirmative vote of the Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Although the advisory vote on compensation paid to the Company's named executive officers is non-binding, the Board of Directors will review the result of the vote and will take it into account in making a determination concerning executive compensation in the future.
Proposal #4: Approval, in a non-binding advisory vote, of the frequency of future advisory votes on compensation paid to the Company’s named executive officers, requires the affirmative vote of the Common Stockholders holding a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Although the advisory vote on the frequency of future advisory vote on compensation paid to the Company's named executive officers is non-binding, the Board of Directors will review the result of the vote and will take it into account in making a determination concerning the frequency of such advisory votes in the future.
Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved and, as a result, are equivalent to votes against Proposal #2, Proposal #3 and Proposal #4. There will be no abstentions on Proposal #1. Brokers that do not receive instructions with respect to Proposal #1, Proposal #3 and Proposal #4 from their customers will not be entitled to vote on that proposal as each of such proposals is considered a “non-routine” matter; any such broker non-votes will not have any impact on the outcome of Proposal #1, Proposal #3 and Proposal #4. However, such shares representing the broker non-votes will be treated as shares present for purposes of determining whether a quorum is present. Because Proposal #2 is considered a “routine” matter, brokers have discretionary authority to vote on Proposal #2 in the absence of timely instructions from their customers. As a result, there will be no broker non-votes with respect to Proposal #2.
REVOKING A PROXY
Any proxy given pursuant to this solicitation may be revoked at any time before it is voted. Common Stockholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed revocation (which must be received before the start of the Annual Meeting), submitting a new proxy bearing a later date by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the proxy card (which must be received before the start of the Annual Meeting) or voting in person by written ballot at the Annual Meeting. Attendance at the Annual Meeting will not of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Michael G. Troyanovich, Secretary and General Counsel

Titan International, Inc.	/	2023 Proxy Statement	4

Voting Procedures
of Titan International, Inc., 1525 Kautz Road, Suite 600, West Chicago, Illinois 60185. If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting and voting in person by written ballot.

COMPANY'S TRANSFER AGENT
Computershare Trust Company, N.A.

Mailing address:	Physical address:
P.O. Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202

Stockholder Information: (877) 237-6882    Agent website: www.computershare.com/investor
COMMON STOCK DATA
The Common Stock is listed and traded on the New York Stock Exchange under the symbol "TWI."
VOTE TABULATION
Broadridge Investor Communication Services will be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy or in person at the Annual Meeting.
VOTING RESULTS
Titan will announce preliminary voting results at the Annual Meeting and publish final results by filing a Current Report on Form 8-K with the SEC.
PLEASE VOTE
Every stockholder's vote is important. Whether or not you intend to be present at the Annual Meeting, please vote your shares as promptly as possible in accordance with the instructions in the Notice of Internet Availability of Proxy Materials and these materials. Common Stockholders of record on the record date are entitled to cast their votes in person at the Annual Meeting, by telephone or over the Internet, as described in the instructions in the Notice of Internet Availability of Proxy Materials and these materials. If you requested to receive printed proxy materials by mail, you may also vote by completing, signing, dating and promptly returning your proxy card in the return envelope provided to you, which requires no postage if mailed in the United States.
PROXY NOTICE
Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be held on June 8, 2023.
The Notice of Internet Availability of Proxy Materials, the Proxy Statement and the Company's Annual Report to Stockholders, including its Form 10-K, for the year ended December 31, 2022, are available at the Company's website, www.ir.titan-intl.com/financials/sec-filings, www.ir.titan-intl.com/financials/annual-and-proxy-reports, and www.proxyvote.com.

Titan International, Inc.	/	2023 Proxy Statement	5

PROPOSAL ONE
ELECTION OF DIRECTORS
The Board of Directors recommends that stockholders vote FOR the election of each of Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Paul G. Reitz, Anthony L. Soave, Laura K. Thompson, and Maurice M. Taylor Jr. as Directors to serve until the 2024 Annual Meeting of Stockholders.

Vote
Your Board of Directors recommends that you vote "FOR" the election of each nominee.

7 Directors
Currently on the Board of Directors
Visit the Investor Relations section of the Company's website at https://ir.titan-intl.com/governance/board-of-directors/default.aspx to view a comprehensive summary of relevant skills possessed by Titan's Board of Directors.

The Board of Directors currently consists of seven directors with each of the directors elected annually to serve until the next annual meeting of stockholders, and until such director's successor is elected and qualified. The Board of Directors has determined that each of Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Anthony L. Soave and Laura K. Thompson meets the independence requirements for directors set forth in the NYSE listing standards.

The Nominating Committee of the Board of Directors (the Nominating Committee) recommended to the Board of Directors the nomination of, and the Board of Directors is nominating, each of Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Paul G. Reitz, Anthony L. Soave, Laura K. Thompson, and Maurice M. Taylor Jr. at the Annual Meeting for election as a director to serve until the 2024 Annual Meeting of Stockholders and until a successor is elected and qualified. Each of the nominees is currently a director serving on the Board of Directors and has consented to serve as a director if elected.

In the unexpected event that any nominee for director becomes unable or declines to serve before the Annual Meeting, it is intended that shares represented by proxies that are properly submitted will be voted for such substitute nominee as may be appointed by the Company's existing Board of Directors, as recommended by the Nominating Committee. The following is a brief description of the business experience of each of the nominees for at least the past five years.

Titan International, Inc.	/	2023 Proxy Statement	6

Proposal One
NOMINEES

Richard (Dick) Cashin is President of OEP Capital Advisors LP (OEP), which currently manages $5 billion of investments and commitments on behalf of over 50 individual and institutional investors. OEP is an independent investment advisor, the former private equity investment arm of JP Morgan Chase (JPM), having completed a spin-out from JPM in January 2015. OEP and its predecessors have invested nearly $12 billion in over 80 investments.
During his fourteen-year tenure with JPM, Mr. Cashin was the Managing Partner of OEP. Prior to that, Mr. Cashin was Managing Partner of Cashin Capital Partners (April 2000-April 2001) and President of Citigroup Venture Capital, Ltd. (1980-2000, became President in 1994). Dick serves on the Board of Tenax Aerospace. He is a Trustee of the American University in Cairo, Boys Club of New York, Brooklyn Museum, Central Park Conservancy, Jazz at Lincoln Center, National Rowing Foundation, and Newport Festivals Foundation. He is active in inner-city educational initiatives, Harvard fundraising and has served as Co-Chairman of his Harvard class for over 40 years.
Mr. Cashin, who is 69 years old, became a director of the Company in 1994. Mr. Cashin possesses particular knowledge and experience in finance, strategic planning, acquisitions and leadership of organizations that enhances the Board of Directors' overall qualifications. Mr. Cashin's experience with large mergers and acquisitions especially contributes to Titan's overall long-range plan.
“No one knows more about finance than Mr. Cashin. Just look at all he’s accomplished throughout his career. He always has great ideas and the ability to execute them. He’s a rare gem for our business – truly irreplaceable.” – Maurice M. Taylor Jr.

Richard M. Cashin Jr. Age: 69 Director since: 1994

Titan International, Inc.	/	2023 Proxy Statement	7

Proposal One

Mr. Guinn served in various roles with Deere & Company for 38 years, from 1980 through his retirement in November 2018. Mr. Guinn served as President of the Worldwide Construction & Forestry Division of Deere & Company from October 2014 through his retirement and as Senior Vice President, Human Resources, Communications, Public Affairs, and Labor Relations from 2012 to 2014. Prior to 2012, he held positions of increasing responsibility in quality services, supply management, and manufacturing in the agricultural, construction and forestry businesses. From 2014 to 2018, Mr. Guinn also served as a Director of John Deere Capital Corporation, which provides and administers financing for retail purchases of new equipment manufactured by John Deere’s agriculture and turf and construction and forestry operations and used equipment taken in trade for this equipment. Mr. Guinn received a BS degree in Mechanical Engineering from the University of Missouri-Rolla (now Missouri University of Science & Technology) and an MBA from the University of Dubuque. Mr. Guinn, who is 64 years old, became a director of the Company in June 2019.
Mr. Guinn's global manufacturing background and experience bring unique insights into the Company's global operations.
“Mr. Guinn’s entire career at Deere was in the manufacturing of equipment. Titan is manufacturing products that Mr. Guinn knows as well as anyone else. Period. No one understands the manufacturing process like him and Titan greatly benefits from his expertise.” – Maurice M. Taylor Jr.

Max A. Guinn Age: 64 Director since: 2019

Titan International, Inc.	/	2023 Proxy Statement	8

Proposal One

Dr. Rachesky is the Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based investment firm that takes a private equity approach to investing that was founded in 1996. MHR manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Dr. Rachesky is Chairman of the Board of Directors of Lions Gate Entertainment Corp and Telesat Corporation. He has also previously served as a director of Loral Space & Communications Inc., Telesat Canada, Emisphere Technologies, Inc. and Leap Wireless International, Inc. Dr. Rachesky holds an MBA from the Stanford University School of Business, an MD from the Stanford University School of Medicine and a BA in Molecular Aspects of Cancer from the University of Pennsylvania. Dr. Rachesky, who is 64 years old, became a director of the Company in June 2014.
Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, Dr. Rachesky has significant expertise and perspective as a member of the board of directors of private and public companies engaged in a wide range of businesses.
“Dr. Rachesky is one real smart guy and knows when to move on financial matters, which is very important when you are growing. There is not a better combination than Mark and Dick Cashin together. They are both incredibly smart and competitive.” – Maurice M. Taylor Jr.

Mark H. Rachesky, MD Age: 64 Director since: 2014

Mr. Reitz joined the Company in 2010 as Chief Financial Officer, became President in February 2014, and was named Chief Executive Officer (CEO) effective in January 2017. Prior to joining Titan, he was the Chief Accounting Officer for Carmike Cinemas based in Columbus, Georgia. He has also held leadership positions with McLeodUSA Publishing, Yellow Book USA Inc., and Deloitte and Touche LLP. He has a Master's of Business Administration Degree from the University of Iowa and a Bachelor of Business Administration Degree from Northwood University. He is on the Board of Directors of Culver-Stockton College. Mr. Reitz, who is 50 years old, was appointed to the Board of Directors in December 2017.
Mr. Reitz has held leadership roles on both the financial and operational sides of Titan. This experience has provided Mr. Reitz with an extensive knowledge of the opportunities available to and challenges involved in Titan's business.
“I hired Mr. Reitz in 2010 as Titan’s CFO and he did a great job handling our international growth with a unique outlook when it comes to acquisitions and their financial nature. We wouldn’t be where we are today without his work and leadership.” – Maurice M. Taylor Jr.

Paul G. Reitz Age: 50 Director since: 2017

Titan International, Inc.	/	2023 Proxy Statement	9

Proposal One

Mr. Soave is President, Chief Executive Officer and founder of Soave Enterprises LLC, a privately held, Detroit-headquartered company comprised of numerous holdings in the real estate development, environmental and industrial services, agriculture, and automotive retailing industries, among others. Mr. Soave has held this position since 1998. From 1974 to 1998, he served as President and Chief Executive Officer of Detroit-based City Management Corporation, which he founded. From 1997 to 2021, Mr. Soave served as Chairman and CEO of Fervous Processing and Trading Company, a metals recycling company. Mr. Soave, who is 83 years old, became a director of the Company in 1994.
Mr. Soave possesses particular knowledge and experience in sales, distribution, and leadership in diversified businesses that enhances the Board of Directors' overall qualifications. Mr. Soave's experiences in building businesses from the ground up contribute to the dynamic of Titan's entrepreneurial spirit. Mr. Soave's operational and distribution background further assist with the Company's direction.
“Titan International is very fortunate to have had Mr. Soave since the beginning – over 30 years! No one has more of a gut business feel than Mr. Soave. All anyone has to do is look at the businesses he started or bought into in the beginning that made him a billionaire. He is just plain smart.” – Maurice M. Taylor Jr.

Anthony L. Soave Age: 83 Director since: 1994

Ms. Thompson is a global business executive with deep financial and business expertise established over a 35-year career with The Goodyear Tire & Rubber Company. Ms. Thompson served as Executive Vice President of Goodyear until her retirement in March 2019, and from 2013 to 2018 she served as Executive Vice President and Chief Financial Officer. She also served in various finance and business roles including Vice President Finance North America, Vice President Business Development and Director Investor Relations. Ms. Thompson is also a Director at Parker Hannifin Corporation and WESCO International Inc. She is also active in her community including being Vice President of the Hoover Instrumental Music Association and an Advancement Council member of the Business College at The University of Akron. Ms. Thompson, who is 58 years old, became a Director of the Company in April 2021.
Ms. Thompson is a trusted business advisor with a proven track record of developing growth strategies and delivering results in dynamic and complex business environments. Ms. Thompson’s knowledge and experience in business transformations and turnarounds, mergers, acquisitions and divestitures, as well as, demonstrated success in developing talent, building teams and championing diversity and inclusion, will further assist Titan in achieving its strategic goals.
“Ms. Thompson was the lead person for Goodyear Tire on our acquisition of Goodyear Farm Tire business for North America. In 2005 the entire Titan team was impressed with Ms. Thompson’s knowledge, of not only the financial part of Goodyear, but the pluses and minuses in manufacturing. She is one smart lady.” – Maurice M. Taylor Jr.

Laura K. Thompson Age: 58 Director since: 2021

Titan International, Inc.	/	2023 Proxy Statement	10

Proposal One

Mr. Taylor is Chairman of the Company's Board of Directors. Mr. Taylor retired as Chief Executive Officer of the Company in December 2016, a position that he held since 1990. Mr. Taylor has served as a director of Titan International, Inc. since 1990, when Titan was acquired in a leveraged buyout by Mr. Taylor and other investors. Mr. Taylor, who owned 53% of Titan at the time, took the Company public in 1992 on NASDAQ and, in 1993, moved Titan to the NYSE. Mr. Taylor, who is 78 years old, has been in the manufacturing business for more than 50 years and has a bachelor's degree in engineering. He is also a journeyman tool and die maker as well as a certified welder. Mr. Taylor's work experiences provide in-depth knowledge and experience in sales, manufacturing, engineering, and innovation that enhances the Board of Directors' overall qualifications.
Mr. Taylor's extensive background with the Company has given him a breadth of insight into Titan's markets and the requirements of end users. With Mr. Taylor's knowledge and a management style that constantly re-evaluates short-term goals, Titan is able to adapt quickly to changing conditions. Mr. Taylor picked up the nickname of "The Grizz" so the mascot of Titan International was a version of a friendly Grizz bear. In 1996, Mr. Taylor ran as a Republican candidate for President of the United States, campaigning to bring sound fiscal management and business know-how to Washington.
“Mr. Taylor possesses a special skill to see a path when others see only obstacles and no way forward. That skill combined with his ability to create strong connections with people has made him an exceptional visionary leader for decades. His entrepreneurial mindset and passion has driven Titan to become a leader in our industry, and his continuing contributions to Titan are valuable to me and my team.” – Paul G. Reitz

Maurice M. Taylor Jr. Age: 78 Director since: 1990

Titan International, Inc.	/	2023 Proxy Statement	11

PROPOSAL TWO RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GRANT THORNTON LLP
The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the independent registered public accounting firm, Grant Thornton LLP, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2023.
Grant Thornton LLP served the Company as the independent registered public accounting firm during the year ended December 31, 2022, and has been selected by the Audit Committee of the Board of Directors (the Audit Committee) to serve as the independent registered public accounting firm for the present year ending December 31, 2023. Grant Thornton LLP has served the Company in this capacity since 2012. If stockholders fail to ratify the selection of Grant Thornton LLP, the Audit Committee will consider this fact when selecting an independent registered public accounting firm for the audit year ending December 31, 2024.
A representative from Grant Thornton LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions of stockholders in attendance.
Grant Thornton LLP Grant Thornton LLP served the Company as the independent registered public accounting firm during the year ended December 31, 2022

Titan International, Inc.	/	2023 Proxy Statement	12

PROPOSAL THREE APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Securities Exchange Act of 1934 (the Exchange Act) the Company is providing stockholders with the opportunity to vote, on a non-binding advisory basis, on a resolution approving the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC, including in the “Compensation Discussion and Analysis” section and the compensation tables and narrative discussion contained in the “Compensation of Named Executive Officers” section of this Proxy Statement.
As described in the "Compensation Discussion and Analysis" section, the objectives of the Company's compensation program are to attract and retain individuals with the necessary skills that are vital to the long-term success of Titan. The compensation program is designed to be fair and just to both the Company and the individual. The overall goal of the Company's compensation policy is to maximize stockholder value by attracting, retaining and motivating the executive officers that are critical to the long-term success of the Company. Stockholders are encouraged to review the “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” sections of this Proxy Statement for additional information regarding the Company's executive compensation.
The Board of Directors is requesting the support of Titan's stockholders for the named executive officer compensation as disclosed including in the “Compensation Discussion and Analysis” and “Compensation of Named Executive Officers” sections of this Proxy Statement. This proposal gives the Company's stockholders the opportunity to express their views on the named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the overall compensation objectives and philosophy described in this Proxy Statement.
The Board of Directors recommends that stockholders vote FOR the approval, in a non-binding advisory vote, of the compensation paid to the named executive officers and the following resolution:
“RESOLVED, that the compensation of the Company's Named Executive Officers as described in the Company's definitive Proxy Statement for the Company's 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the sections entitled 'Compensation Discussion and Analysis' and 'Compensation of Named Executive Officers,' is hereby APPROVED.”
Executive Compensation This proposal gives the Company's stockholders the opportunity to express their views on the named executive officers' compensation.

Titan International, Inc.	/	2023 Proxy Statement	13

/	Proposal Four

The vote on the compensation of our named executive officers, commonly referred to as "say-on-pay," is advisory and not binding on the Company, the Board of Directors, or the Compensation Committee of the Board of Directors (the Compensation Committee). The final decision on the compensation and benefits of our named executive officers and on whether, and, if so, how, to address any stockholder approval or disapproval of named executive officer compensation remains with the Board of Directors and the Compensation Committee. However, the Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders as expressed through their votes and other communications, and expect to consider the outcome of this vote, together with other relevant factors, when making future compensation decisions for the named executive officers.

The Board of Directors previously determined that the Company will hold an advisory vote on executive compensation annually.

Titan International, Inc.	/	2023 Proxy Statement	14

/	Proposal Four

PROPOSAL FOUR APPROVAL, IN A NON-BINDING ADVISORY VOTE, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, the Company is providing stockholders with the opportunity to vote, on a non-binding advisory basis, on whether future advisory votes on executive compensation should occur every year, every two years, or every three years.
The Board has determined that holding an advisory vote on the Company’s executive compensation every two years is most appropriate for the Company at this time, and recommends that stockholders vote to hold such future advisory votes every two years. The Board believes that, because the Company’s executive compensation programs are aligned with long-term value creation and because the Company avoids unnecessary risk-taking, it is most useful to have a communication that is received every two years. This frequency is in line with the Company’s compensation practices and allows our stockholders to have input while taking into account long-term incentives. Although the advisory vote is non-binding, the Board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation. In that regard, we currently intend to provide “say-on-pay” voting every two years in the future unless by their votes our stockholders indicate they would prefer less frequent voting. However, notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on the Company’s executive compensation on a less frequent basis.
You may specify one of four choices for this proposal on the proxy card: one year, two years, three years, or abstain. You are not voting to approve or disapprove of the Board’s recommendation.
The Board of Directors recommends that stockholders vote, on a non-binding advisory basis, to hold an advisory vote on the Company's executive compensation every 2 YEARS.
Say on Frequency This proposal gives the Company's stockholders the opportunity to express their views on the appropriate frequency of stockholder votes regarding named executive officer compensation.

Titan International, Inc.	/	2023 Proxy Statement	15

OTHER BUSINESS
The Board of Directors does not intend to present at the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Stockholders” and does not know of any matters to be brought before the Annual Meeting other than those referred to above. If, however, any other matters properly come before the Annual Meeting requiring a stockholder vote, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

Titan International, Inc.	/	2023 Proxy Statement	16

AUDIT AND OTHER FEES
The Audit Committee of the Board of Directors engaged the independent registered public accounting firm of Grant Thornton LLP as independent accountants to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2022. Fees paid to the independent registered public accounting firm of Grant Thornton LLP included the following:
AUDIT FEES
For the years ended December 31, 2022 and 2021, Grant Thornton LLP billed the Company $2,145,947 and $2,190,688, respectively, for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Form 10-K, including fees related to the audit of internal controls in connection with the Sarbanes-Oxley Act of 2002, reviews of the quarterly financial statements included in the Company's Form 10-Q reports, statutory audits of foreign subsidiaries and related administrative fees and out-of-pocket expenses incurred by Grant Thornton LLP.
AUDIT-RELATED FEES
For the year ended December 31, 2022, Grant Thornton LLP did not provide to the Company any audit-related services and did not bill the Company for any related fees.
For the years ended December 31, 2021, Grant Thornton LLP billed the Company $115,000 for professional services rendered related to the Company's offering of senior secured notes in 2021 and registration of common stock under the Titan International, Inc. Equity and Incentive Compensation Plan.
TAX AND ALL OTHER FEES
For the year ended December 31, 2022, Grant Thornton LLP did not provide to the Company any tax or other services and did not bill the Company for any related fees. For the year ended December 31, 2021, Grant Thornton LLP billed the Company $20,000 for professional services rendered related to statutory report preparation and research and development tax credit services.

	2022	2021
Audit Fees	$2,145,947	$2,190,688
Audit-Related Fees	—	115,000
Tax Fees	—	—
All Other Fees	—	20,000
Total	2,145,947	2,325,688

Audit Committee Pre-Approval
All of the services provided by Grant Thornton LLP for each of 2022 and 2021 were pre-approved by the Audit Committee as required by and described in the Audit Committee's Charter.

Titan International, Inc.	/	2023 Proxy Statement	17

AUDIT COMMITTEE REPORT
In connection with the filing and preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Audit Committee reviewed and discussed the audited financial statements with the Company’s management and its independent auditors, including meetings where the Company’s management was not present.
The Audit Committee selected Grant Thornton LLP (GT) to serve as the independent registered public accounting firm for the Company for 2022 with stockholders' approval. The Audit Committee has discussed the issue of independence with GT and is satisfied that they have met the independence requirement including receipt of the written disclosures and the letter from GT as required by PCAOB Rule 3526 (Public Company Accounting Oversight Board Rule 3526, Communications with Audit Committees Concerning Independence). The Audit Committee has discussed with GT the applicable requirements of the PCAOB and SEC.
The Audit Committee periodically meets independently with GT to discuss the accounting principles applied by management and to discuss the quality of the Company's internal audit function. GT reported to the Audit Committee that there were no unresolved matters with management to report. The Audit Committee has established procedures for the receipt, retention and treatment of complaints relating to the Company. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in those fields, but make every effort to test the veracity of facts and accounting principles applied by management.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
Members of the Audit Committee:
•Richard M. Cashin, Jr., Chairman
•Max A. Guinn
•Laura K. Thompson

Titan International, Inc.	/	2023 Proxy Statement	18

COMPENSATION OF DIRECTORS
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified directors to serve on the Board of Directors. In setting director compensation, the Company considers the amount of time and skill level required by the directors in fulfilling their duties to the Company. The Compensation Committee has periodically engaged Pay Governance, as its outside compensation consultant, to analyze its current non-employee director compensation practices. Based on Pay Governance’s previous analysis, the Compensation Committee adopted the recommendation to allow each non-employee director to elect to receive such director’s annual director fee in restricted stock units instead of cash.
Each non-employee director of the Company receives an annual director fee of $90,000 in cash. Each non-employee director of the Company may elect to receive all or a portion of the annual director fee in restricted stock units, granted pursuant to a restricted stock unit award, under the Company's applicable equity plan, in lieu of cash. To the extent a non-employee director made such an election for 2022, the received restricted stock units are scheduled to vest on June 13, 2023, the one year anniversary of the grant date (June 13, 2022), provided that the non-employee director remains in continuous service through such vesting date or until his or her earlier death, disability, retirement or not standing for re-election. The number of restricted stock units received under each such grant was calculated based on the closing price of Common Stock on June 13, 2022 of $16.64 per share.
In addition to the annual director fee, the Company approved a 2022 grant of restricted stock units under the Titan International Inc. Equity and Incentive Compensation Plan (the Incentive plan) to each non-employee director equivalent to approximately $90,000 in value, calculated based on the closing price of Common Stock on June 13, 2022 of $16.64 per share. These additional restricted stock units are scheduled to vest on June 13, 2023, the one year anniversary of the grant date (June 13, 2022), provided that the non-employee director remains in continuous service through such vesting date or until his or her earlier death, disability, retirement or not standing for re-election.
The Chairman of the Board receives an additional $90,000 fee, payable in cash or, upon the Chairman of the Board’s election, in restricted stock units. The Audit Committee Chairman receives an additional $22,500 annual cash payment while each Chairman of the Compensation Committee, the Corporate Governance Committee of the Board of Directors (the Corporate Governance Committee), and the Nominating Committee receives an additional $15,000 annual cash payment for such person's service in those positions. The “audit committee financial expert” serving on the Audit Committee receives an additional $7,500 annual cash payment for this role. Titan also reimburses directors for out-of-pocket expenses related to their attendance at such meetings.

Annual Director Fee	Annual Grant of Restricted Stock Units	Chairman of the Board Fee	Audit Committee Chairman Fee	Other Committee Chairman Fee	Audit Committee Financial Expert Fee
$90,000	$90,000	$90,000	$22,500	$15,000	$7,500

The Company does not have any consulting contracts or arrangements with any of its directors. At December 31, 2022, the directors beneficially owned, in the aggregate, approximately 17.6% of the outstanding shares of Common Stock.

Titan International, Inc.	/	2023 Proxy Statement	19

Compensation of Directors
DIRECTOR COMPENSATION TABLE
The table below summarizes the compensation earned by each member of the Board of Directors (other than Paul G. Reitz, Titan's President and Chief Executive Officer) for service on the Board of Directors for 2022. For a summary of the compensation earned by Mr. Reitz, see "Compensation of Named Executive Officers" below.

Name of Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	All Other Compensation ($)		Total ($)

Richard M. Cashin Jr.	37,500	180,000	89,169	(b)	306,669
Gary L. Cowger (c)	90,000	90,000	34,837	(b)	214,837
Max A. Guinn	105,000	90,000	—		195,000
Mark H. Rachesky, MD	—	180,000	—		180,000
Anthony L. Soave	—	180,000	—		180,000
Maurice M. Taylor Jr.	90,000	180,000	—		270,000
Laura K. Thompson	97,500	90,000	—		187,500

(a)The amounts included in the “Stock Awards” column reflect the aggregate grant date fair value of (i) 5,408 restricted stock units granted to each non-employee director in June 2022 for his or her annual restricted stock units award and (ii) an additional 5,408 restricted stock units granted to each of Messrs. Taylor, Cashin, Rachesky, and to Mr. Soave upon his or her respective elections to receive the annual $90,000 board retainer fee in restricted stock units in lieu of cash. In each case, the value is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718 Compensation - Stock Compensation. The restricted stock units for each non-employee director on the Company's Board of Directors were granted on June 13, 2022 and are scheduled to vest on June 13, 2023, the one year anniversary of the grant date, or, if earlier, upon the non-employee director’s death, disability, retirement or not standing for re-election. As previously disclosed, each such member of the Company's Board of Directors may elect to receive all or a portion of his or her annual $90,000 board retainer fee in restricted stock units in lieu of cash.
(b)This amount consists of the aggregate incremental cost for personal use of Company aircraft. The method used to calculate this cost is set forth in a footnote to the Summary Compensation Table.
(c)During February 2023, the Company was informed of Mr. Cowger's death and therefore he is no longer a member of the Board.

DIRECTORS OUTSTANDING STOCK OPTIONS AND RESTRICTED STOCK UNITS AWARDS
The following table shows the outstanding stock options and unvested restricted stock units as of December 31, 2022 for each member of the Board of Directors (other than Mr. Reitz, Titan's President and Chief Executive Officer):

Name of Director	Number of Stock Options	Number of Restricted Stock Units
Richard M. Cashin Jr.	120,000	10,817
Gary L. Cowger	—	5,408
Max A. Guinn	—	5,408
Mark H. Rachesky, MD	99,000	10,817
Anthony L. Soave	120,000	10,817
Maurice M. Taylor Jr.	49,200	10,817
Laura K. Thompson	—	5,408

Titan International, Inc.	/	2023 Proxy Statement	20

Compensation of Directors
DIRECTOR STOCK OWNERSHIP GUIDELINES
The Board of Directors believes that each director should develop a meaningful ownership position in the Company. Therefore, the Board of Directors adopted stock ownership guidelines for non-employee directors of the Company. Pursuant to these guidelines, each non-employee director is expected to achieve stock ownership of at least five times their annual cash retainer within five years of the later to occur of the adoption of the guidelines or first becoming a non-employee director. As of December 31, 2022, all of the non-employee directors were in compliance with the stock ownership guidelines.

Titan International, Inc.	/	2023 Proxy Statement	21

COMMITTEES OF THE
BOARD OF DIRECTORS
MEETINGS
The following table provides (i) the membership of each committee of the Board of Directors as of the date of the filing of this proxy statement and (ii) the number of meetings held by each committee during 2022:

Name of Director	Board of Directors	Audit Committee	Compensation Committee	Nominating Committee	Corporate Governance Committee

Richard M. Cashin Jr.
Max A. Guinn
Mark H. Rachesky, MD
Paul G. Reitz
Anthony L. Soave
Maurice M. Taylor Jr.
Laura K. Thompson
2022 Meetings	7	5	1	1	1

Member of the Board of Directors or applicable Committee
Chairman of the Board of Directors or applicable Committee
BOARD OF DIRECTORS
The Board of Directors approves nominees for election as directors. Each current director who served on the Board of Directors during 2022 attended 75% or more of (i) the aggregate number of meetings of the Board of Directors during the period in which such individual was a director and (ii) the aggregate number of meetings of committees on which such director served during 2022. The Board of Directors and committee meetings are presided over by the applicable Chairman. If the Chairman is unavailable, the directors present appoint a temporary Chairman to preside at the meeting.
AUDIT COMMITTEE
The Audit Committee was composed of four independent non-employee directors during 2022. The Board of Directors has determined that each of the members of the Audit Committee satisfies the requirements of the NYSE with respect to independence, accounting or financial-related expertise, and financial literacy. Ms.Thompson qualifies as an "audit committee financial expert" as defined in the SEC rules under the Sarbanes-Oxley Act of 2002.

Titan International, Inc.	/	2023 Proxy Statement	22

Committees of the Board of Directors
The Audit Committee retains the independent registered public accounting firm to perform audit and non-audit services, reviews the scope and results of such services, consults with the internal audit staff, reviews with management and the independent registered public accounting firm any recommendations of the auditors regarding changes and improvements in the Company's accounting procedures and controls and management's response thereto, and reports to the Board of Directors. The Audit Committee meets quarterly with members of management, internal audit, and the independent registered public accounting firm, individually and together, to review and approve the financial press releases and periodic reports on Form 10-Q and Form 10-K prior to their filing and release. The Audit Committee operates under a written charter, which was amended and restated on March 2, 2021, and is available on the Company's website: www.titan-intl.com. In September 2016, Titan entered into an Audit Committee Observer Agreement (the Observer Agreement) with, among others, MHR Institutional Partners III LP, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Advisors III LLC, MHR Advisors LLC, MHRC LLC, MHR Fund Management LLC, MHR Holdings LLC, and Mark H. Rachesky (collectively, the MHR Entities) that permits the MHR Entities to designate an observer of the Audit Committee. Mr. David Gutterman was designated to serve effective as of March 14, 2018, and as of the date of this Proxy Statement serves as the observer pursuant to the Observer Agreement.
COMPENSATION COMMITTEE
The Compensation Committee provides oversight of all of Titan's executive compensation and benefit programs. The Compensation Committee reviews and approves and makes recommendations accordingly to the Board of Directors regarding, the salaries and all other forms of compensation of the Company's executive officers, including reviewing and approving corporate goals and objectives with respect to executive officer compensation. The Compensation Committee is responsible for the adoption of, the administration of, and making awards under, the Company’s equity compensation plans, to the extent provided for by any such plan. The Compensation Committee is also primarily responsible for reviewing the non-employee director compensation program and recommending any changes to the program to the Board of Directors. Subject to applicable law, the Compensation Committee may establish subcommittees or delegate specific responsibilities to the Compensation Committee Chair or any other committee member(s), or member of management, as applicable.
NOMINATING COMMITTEE
The Nominating Committee recommended to the Board of Directors that each of Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Paul G. Reitz, Anthony L. Soave, Laura K. Thompson, and Maurice M. Taylor Jr. stand for re-election as directors based on approved criteria. See Proposal #1 for further information regarding these director nominees.
Pursuant to its charter, the Nominating Committee is responsible for the following: (i) identification of individuals qualified to become Directors of the Company; (ii) seeking to address vacancies on the Board of Directors by actively considering candidates that bring a diversity of background and opinion; (iii) considering director candidates on merit and considering the benefits of all aspects of diversity when recommending such candidates to serve as new directors; (iv) developing a process for annual evaluation of the Board of Directors and its committees; and (v) reviewing the Board of Directors' committee structure and composition to make annual recommendations to the Board of Directors regarding the appointment of directors to serve as members of each committee and as committee chairpersons.
CORPORATE GOVERNANCE COMMITTEE
Pursuant to its charter, the Corporate Governance Committee is responsible for the following: (i) development and recommendation of a set of corporate governance guidelines; (ii) oversight of the Company's corporate governance practices and procedures; (iii) evaluation of the Corporate Governance Committee and its success in meeting the requirements of its charter; (iv) development and

Titan International, Inc.	/	2023 Proxy Statement	23

Committees of the Board of Directors
oversight of a Company orientation program for new directors and continuing education program for current directors; (v) review and discussion with management of disclosure of the Company's corporate governance practices; (vi) monitoring compliance with the Company's Code of Business Conduct; and (vii) reviewing transactions between the Company and any related persons.
BOARD LEADERSHIP STRUCTURE
The Company's Board of Directors is currently comprised of six non-employee directors and Mr. Reitz, Titan's President and CEO, who was appointed to the Board of Directors in December 2017. Mr. Taylor, the Chairman of the Board, served as Chief Executive Officer until his retirement in 2016. Mr. Taylor has served as Chairman of the Board since 2005, and has been a member of the Board of Directors since 1993, when Titan first became a public company. The Company believes that the composition of the Board of Directors, including the independent, experienced directors, benefits Titan and its stockholders.
While the Board of Directors does not have a formal policy requiring the separation of the positions of Chairman of the Board and Chief Executive Officer, the roles of the Chairman of the Board and the Chief Executive Officer are currently separated. The Company believes that this structure is the best governance model for the Company at this time as the Chairman of the Board, Mr. Taylor, is able to focus on Board matters with the insight and experience gained from years of being the Company's Chief Executive Officer, allowing the current President and Chief Executive Officer, Mr. Reitz, to focus on the Company's operations. The Board of Directors believes Titan is well-served by the current leadership structure.
The Board of Directors conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board of Directors evaluates whether the current leadership structure continues to be advantageous for Titan and its stockholders.
RISK OVERSIGHT
The Board of Directors is responsible for overseeing Titan's Enterprise Risk Management (ERM) process. The Board of Directors focuses on Titan's ERM strategy and the most significant risks facing Titan from strategic, financial, operational and legal perspectives considering impact, likelihood and velocity. The Board of Directors evaluates whether appropriate risk mitigation strategies are implemented by management and are effective. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. The Board of Directors works with the Audit Committee in its oversight of Titan's ERM process. The Audit Committee Chairman reviews with management (i) policies with respect to risk assessment and management of risks that may be material to the Company, (ii) Titan's system of disclosure controls and system of internal controls over financial reporting, and (iii) Titan's compliance with legal and regulatory requirements. The Company's other Board committees also consider and address risk as they perform their respective committee responsibilities, including evaluation of risks relating to the Company's compensation programs and corporate governance standards. Each of the committees reports to the full Board of Directors as appropriate, including when a matter rises to the level of a material risk.
Titan's management is responsible for day-to-day risk management. The Company's Internal Audit team reports functionally to the Audit Committee and administratively to the Chief Financial Officer and serves as the primary monitoring and testing function for company-wide policies and procedures. The Chief Financial Officer and the Internal Audit team manage the day-to-day oversight of the ERM strategy for ongoing business described above.
The Board of Directors believes the risk management responsibilities detailed above are an effective approach for addressing the risks facing the Company at this time.

Titan International, Inc.	/	2023 Proxy Statement	24

Committees of the Board of Directors
RISKS RELATING TO EMPLOYEE COMPENSATION POLICIES AND PRACTICES
The Board of Directors does not believe that the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company at this time or that any portion of its compensation policies and practices encourage excessive risk taking. In examining risks relating to employee compensation policies and practices, the Company considered the following factors:
•The Company is an industrial manufacturer; in the Company's opinion, this business does not lend itself to or incentivize significant risk-taking by Company employees.
•A portion of the compensation for our named executive officers consists of a fixed base salary established by their respective employment agreements, which creates little, if any, risk to the Company.
•Discretionary bonuses are determined by the Compensation Committee based upon a variety of measures, including business objectives and performance metrics. In making determinations with respect to such bonuses, the Compensation Committee considers the Company’s strategic objectives and near-term and long-term interests, as well as those of the Company’s stockholders. In that regard, the Compensation Committee believes that the Company’s compensation program for its executives has an appropriate balance of risk and reward in relation to the Company’s business plan, and does not encourage excessive or unnecessary risk-taking behavior.
•The compensation practices for the Company's non-bargaining employees and management have been established over several decades; in the Company's opinion, based on its experience, these practices have not promoted significant risk-taking.
•The Company does not have a history of material changes in compensation that would have a material adverse effect on the Company related to risk management practices and risk-taking incentives.

Titan International, Inc.	/	2023 Proxy Statement	25

DIRECTOR NOMINATION PROCESS
The Nominating Committee and other members of the Board of Directors identify candidates for consideration by the Nominating Committee for election to the Board of Directors. An executive search firm may also be utilized to identify qualified director candidates for consideration.
The Nominating Committee evaluates candidates from any reasonable source, including stockholder recommendations and recommendations from current directors and executive officers, based on the qualifications for a director described in its charter. These considerations include, among other things, merit, expected contributions to the Board of Directors, whether the candidate meets the independence standards of the SEC and the NYSE, and a diversity of background and opinion, with diversity being broadly considered by the Board of Directors to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics such as organizational experience, professional experience, education, cultural and other background, viewpoint, skills and other personal qualities. The Nominating Committee then presents qualified candidates to the full Board of Directors for consideration and selection. In connection with the next search by the board for a new director, the Company is committed to incorporating procedures by which women and diverse racial and ethnic backgrounds are identified for consideration.
The Nominating Committee will consider nominees for election to the Board of Directors that are recommended by stockholders, applying the same criteria for candidates as discussed above.
Any person who intends to solicit proxies in support of director nominees other than the Company's nominees for the 2024 Annual Meeting of Stockholders must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024, or if the date of the 2024 Annual Meeting of Stockholders is moved more than 30 calendar days from June 8, 2024, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Stockholders or the tenth calendar day following the Company's announcement of the date of the 2024 Annual Meeting of Stockholders.
INVOLVEMENT IN LEGAL PROCEEDINGS
The Company is not aware of any events with respect to any director or executive officer of the Company requiring disclosure under Item 401(f) of Regulation S-K that are material to an evaluation of the ability or integrity of any director or executive officer.

Titan International, Inc.	/	2023 Proxy Statement	26

COMPENSATION DISCUSSION
AND ANALYSIS
OVERVIEW
This Compensation Discussion and Analysis describes the compensation policies and determinations that applied to the Company's named executive officers for 2022. The Compensation Committee is empowered to review and approve the annual compensation package for the Company's named executive officers. The named executive officers for 2022 were as follows:

Position	Name
President and Chief Executive Officer	Paul G. Reitz
Senior Vice President and Chief Financial Officer	David A. Martin
Secretary and General Counsel	Michael G. Troyanovich
Vice President and Chief Accounting Officer	Anthony C. Eheli

OBJECTIVE
The objectives of the Company's compensation program are to attract and retain individuals with the necessary skills that are vital to the long-term success of the Company. To achieve these objectives, the compensation program is designed to be fair to both the Company and the individual. Consideration is given to the individual's overall responsibilities, qualifications, experience, and job performance.
PHILOSOPHY
The overall goal of the Company's compensation policy is to maximize stockholder value by attracting, retaining, motivating and rewarding the executive officers that are critical to its long-term success. The Compensation Committee believes that executive compensation should be designed to promote the long-term economic goals of the Company. The philosophy of the Compensation Committee as it relates to executive compensation is that the CEO and other executive officers should be compensated at competitive levels sufficient to attract, motivate, and retain talented executives who are capable of leading the Company in achieving its business objectives in an industry facing increasing competition and change. To that end, the Compensation Committee has determined that the compensation package for executive officers shall consist of the following components reflecting a mix of fixed and variable compensation, as well as cash and equity compensation, with the amount and mix of compensation for named executive officers established pursuant to the terms of applicable employment agreements and otherwise determined by the Compensation Committee, as described below:
•Base salaries to reflect responsibility, experience, tenure, and performance of executive officers;
•Discretionary cash bonus awards, when applicable, to reward performance in achieving strategic business objectives and individual objectives;
•Long-term incentive compensation, when applicable, to emphasize business and individual objectives; and
•Other benefits as deemed appropriate to be competitive in the marketplace.
See “Employment Agreements” below for a description of the employment agreements to which the named executive officers are party. In addition to reviewing the compensation of executive officers generally in light of competitive market data that is publicly available, the Compensation Committee also considers recommendations from its independent compensation consultant, if any, as well as recommendations from the Company's CEO regarding the total compensation for the other named executive officers. The Compensation Committee also considered the historical compensation of each named executive officer, from both a base salary and total compensation package perspective, in setting the 2022 compensation for the executives.
COMPENSATION COMMITTEE CHARTER
The Compensation Committee has a charter to assist in carrying out its responsibilities. The Compensation Committee reviews the charter and the guidelines contained therein on an annual basis and makes any modifications as it deems necessary. The Compensation Committee Charter is available on our website at www.titan-intl.com.
EXECUTIVE COMPENSATION DECISION-MAKING
The Compensation Committee analyzes individual and Company performance in relation to considering changes to compensation programs. The Compensation Committee also relies on data and studies previously prepared by Pay Governance to assist it in setting compensation and developing pay practices that reflect the Company’s and stockholder goals. The Company's management and members of the Board of Directors also provide the Compensation Committee with historical compensation information relating to the executive officers to assist the Compensation Committee in formulating the named executive officer’s compensation. The Compensation Committee considers competitors, markets, and individual performance, as well as the Company’s performance when making salary adjustments and bonus awards. With the prior assistance of Pay Governance, the Compensation Committee generally evaluates the named executive officer’s compensation and pay mix against the Company’s peer group. The information provided to the Compensation Committee includes items such as base salary, bonuses (both annual and long-term incentives), and equity-based awards. The Compensation Committee takes into account the historical trend of each element of compensation, the analysis previously prepared by Pay Governance, and the total compensation for each year in connection with its decision about proposed compensation amounts. The Compensation Committee sets all compensation with regard to the CEO of the Company. For the other named executive officers of the Company, the Compensation Committee receives recommendations from the CEO which it considers when setting compensation for these individuals. The Compensation Committee members also informally communicate with others in their own marketplaces to compare salaries and compensation packages.
The Compensation Committee has the authority to engage compensation consultants to assist with designing compensation for the named executive officers. The Compensation Committee periodically consults with Pay Governance, which analyzes and makes recommendations with respect to the Company’s compensation of its named executive officers. The Compensation Committee has assessed the independence of Pay Governance, as required under NYSE listing rules. The Compensation Committee is not aware of any conflict of interest that has been raised by the work previously performed by Pay Governance. As the Company is a manufacturer in the off-highway industry, the Company utilized a selected peer group that includes nineteen public companies in the manufacturing and industrial business. The size of a company is also considered when selecting it for the peer group. For 2022, there were no changes to the selected peer group. The companies chosen for comparison include the following:

Alamo Group, Inc.	Commercial Vehicle Group, Inc.	Graco Inc.	Park-Ohio Holdings Corp.

Applied Industrial Technologies, Inc.	DXP Enterprises, Inc.	ITT Inc.	Stoneridge, Inc.

Barnes Group Inc.	Enerpac Tool Group Corp.	Lindsay Corporation	Valmont Industries, Inc.

EnPro Industries, Inc.	Federal Signal Corporation	Wabash National Corporation	Chart Industries, Inc.

Materion Corporation	Modine Manufacturing Company	Watts Water Technologies, Inc.

The Compensation Committee recognizes other companies may use different types of calculations and matrices to decide what a compensation package should contain. However, the Compensation Committee believes any package that uses only such formulas and matrices may not be a complete representation of the Company’s performance. The Compensation Committee's members use their extensive business experience and judgment, including reviewing competitive compensation information obtained from public information to evaluate and determine the Company's executive compensation packages in addition to performance measures. While the Compensation Committee considers the executive compensation information for the group previously obtained through Pay Governance, the Compensation Committee does not focus on aligning the compensation for the Company’s executives to any specified percentage or level of the executive compensation for companies in the group (and therefore does not technically "benchmark" executive compensation). The Compensation Committee's philosophy of evaluating the overall Company performance, not just using numeric measurement criteria, allows the Compensation Committee greater flexibility in carrying out its duties.
The Compensation Committee may grant performance awards as part of an executive officer’s compensation package. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and one or more targeted performance level with respect to such criteria as a condition of awards being granted, becoming exercisable or settled, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Compensation Committee. Additional detail regarding 2022 performance measures used by the Compensation Committee in connection with establishing named executive officer compensation for 2022 can be found under “Incentive Compensation” below.
In setting compensation packages, including performance-based incentives, the Compensation Committee considers the provisions of its incentive programs. The Compensation Committee takes into account whether or not stock-based compensation is to be given as part of the executives' compensation package. The performance goals under the Company’s incentive programs are designed using recommendations from the Company’s compensation consultant and the Compensation Committee's business experience and judgment to best align executive compensation with the Company's actual performance.
The Company conducts a stockholder outreach program through which the Company interacts with stockholders on a number of matters throughout the year, including executive compensation. The compensation paid to the Company's named executive officers disclosed in the Company's 2022 Proxy Statement was approved by approximately 50% of the shares present in person or represented by proxy at the 2022 annual meeting of stockholders, which reflects, in the view of the Compensation Committee, the benefit of that outreach. The Committee believes that the existing compensation program continues to attract, retain and appropriately incentivize senior management. As a result, the Compensation Committee chose not to make any substantial changes to the existing executive compensation program for 2022 specifically in response to the 2022 say-on-pay voting results.
SALARY LEVEL CONSIDERATIONS
Base salary levels for the named executive officers, other than Mr. Eheli, were initially established by their respective employment agreements, and these salary levels are reviewed and may be adjusted annually by the Compensation Committee. In determining appropriate salaries, the Compensation Committee considers: (i) the CEO's recommendations as to compensation for all other executives; (ii) the responsibilities of the executive position held, the individual's past experience, current performance, and competitive marketplace conditions for executive talent; (iii) compensation levels of other executives based on, among other things, the Compensation Committee members' own business experience and judgment; and (iv) other comparative compensation data and recommendations previously obtained from Pay Governance. Salary levels are typically considered on an annual basis and there are no guaranteed merit increases in any given year. Except to the extent provided for in the named executive officers’ employment agreement, the Compensation Committee's analysis is a subjective process, which utilizes no specific weights or formulas in determining executives' base salaries but includes a discussion with management of various factors, as well as the other information discussed above.
Salary adjustments for each executive can be based in part on the CEO's recommendation to the Compensation Committee that the executive's job performance may warrant a salary adjustment. The CEO will discuss the executives' job performance with the Compensation Committee and answer any questions that the Compensation Committee may have regarding the recommendation. The Compensation Committee will consider the recommendation of the CEO.
BASE SALARY
Based on a discussion of the above items, the executive salaries were approved by the Compensation Committee and are detailed below.

	2022	2021	2020
P. Reitz	$927,000	$900,000	$900,000
D. Martin	412,000	400,000	400,000
M. Troyanovich	360,500	350,000	350,000
A. Eheli(a)	290,000	224,054	—
(a) Mr. Eheli joined the Company in March 2021 as Vice President and Chief Accounting Officer with an annualized base salary of $275,000. For 2021, the actual base salary earned prorated from his start date was $224,054.
Messrs. Reitz, Martin, and Troyanovich have employment agreements with the Company that in each case specify a base salary. Mr. Martin’s employment agreement provides that the Board of Directors may adjust his base salary, and the employment agreements of Messrs. Reitz and Troyanovich permit the Board of Directors to increase base salary from time to time. The Board may adjust Mr. Eheli's salary from time to time. After reviewing 2021 Company and individual performance, including the comparative compensation data from Pay Governance, with respect to 2022 compensation, the Compensation Committee decided to increase base salaries payable to the named executive officers by three percent for Messrs. Reitz, Martin, and Troyanovich and by five percent for Mr. Eheli.
Based on our evaluation of public compensation information obtained through Equilar regarding 2022 base salaries, Mr. Reitz's base salary was approximately at the 75th percentile for the Company’s peer group, Mr. Martin's base salary was approximately at the 50th percentile for the peer group, Mr. Troyanovich’s base salary was approximately at the 25th percentile for the peer group and Mr. Eheli's base salary was approximately at the 75th percentile for the peer group.
INCENTIVE COMPENSATION
The Company sponsors the Incentive Plan, pursuant to which the Company may grant various types of awards, both equity and cash, to incentivize executives and other key personnel in achieving various Company objectives. This plan permits the Compensation Committee discretion to develop performance incentive programs, with objectives that may vary from year to year. For 2022, the Compensation Committee, after reviewing the Company’s 2021 performance and other information, including recommendations and comparative compensation data provided by Pay Governance, determined that equity awards would be granted in 2022 to the named executive officers, as further described below.
2022 ANNUAL CASH BONUS
For 2022, the Company utilized an annual discretionary cash-based performance incentive program to reward named executive officers and certain management generally for making decisions that improved performance at the Company and/or business unit level. For 2022, the Compensation Committee looked in hindsight at holistic Company-level, business unit-level (together, very generally weighted 65%), and individual performance (very generally weighted 35%). For 2022, bonus targets were considered by the Compensation Committee at 100% of base salary for Messrs. Reitz and Martin, 50% of base salary for Mr. Troyanovich and 40% of base salary for Mr. Eheli. In December 2022, the Compensation Committee reviewed on a holistic basis performance at Company including the overachievement of the Company's performance projections for 2022 and the cash and net debt positions during 2022 relative to the working capital requirements to support the growth of the business. As a result of these considerations, the Committee determined on a subjective basis, based on management recommendations, to award discretionary cash bonuses to Messrs. Reitz, Martin, Troyanovich and Eheli of $1,290,000 (139% of target opportunity), $625,000 (152% of target opportunity), $235,000 (130% of target opportunity) and $150,000 (129% of target opportunity), respectively.
2022 EQUITY AWARDS
On March 10, 2022, the Company awarded each of the named executive officers the following grants of restricted stock: Mr. Reitz, 80,000 shares (approximately $980,000); Mr. Martin, 55,000 shares (approximately $673,750); Mr. Troyanovich, 35,000 shares (approximately $428,750); and Mr. Eheli, 20,000 (approximately $245,000). The Committee determined to grant restricted stock to the named executive officers based on the Compensation Committee’s look-back, holistic and subjective review and consideration of the Company, business unit and individual performance during 2021. The amounts paid to the named executive officers were not formulaic, but determined on a subjective basis in light of management recommendations. These shares of restricted stock generally vest in three substantially equal amounts on the first three anniversaries of the grant date.
2023 ANNUAL CASH INCENTIVE PROGRAM
The Compensation Committee continued the formulaic basis for determining the annual cash incentive program for the 2023 fiscal year. The Compensation Committee developed certain Company-related performance goals with weighting between 65% and 100% of the annual incentive payout depending on the goal for the participant, as well as an individual discretionary component with up to 35% weighting. More information about this program will be provided in our 2024 proxy statement.
PERQUISITES AND PERSONAL BENEFITS; QUALIFIED RETIREMENT PLAN PARTICIPATION
For 2022, Mr. Reitz was eligible to utilize Company-provided aircraft for limited personal use. For more information about this personal benefit, see the Summary Compensation Table below. The named executive officers also received matching Company contributions under our tax qualified 401(k) plan for employees. The Compensation Committee believes that this compensation is reasonable and consistent with its overall compensation program.
NONQUALIFIED DEFERRED COMPENSATION
The Company does not have a non-qualified deferred compensation plan and the Compensation Committee currently does not anticipate establishing such a plan.
COMPARISON OF EXECUTIVE TOTAL COMPENSATION
Based on public compensation information obtained by Equilar, total compensation in 2022 was approximately 25th percentile for Mr. Reitz. Mr. Martin's total compensation was approximately at the 90th percentile of the peer group, Mr. Troyanovich's total compensation was approximately at the 25th percentile of the peer group and Mr. Eheli's total compensation was approximately at the 75th percentile of the peer group.
EMPLOYMENT AGREEMENTS
At December 31, 2022, the Company had outstanding employment agreements with each of the named executive officers of the Company other than Mr. Eheli. These agreements provide that the individuals would not receive any separation benefits if they voluntarily leave the Company. The agreements contain change in control provisions as detailed below.
EMPLOYMENT AGREEMENTS PROVIDING PAYMENTS ON A CHANGE IN CONTROL
Mr. Reitz and Mr. Troyanovich signed employment agreements effective December 22, 2015. The agreements were originally effective for one year from their respective effective dates and each automatically renews for successive one-year renewal periods unless notice of nonrenewal is given in accordance with the provisions of the agreement. The agreements provide for four weeks of paid vacation. Mr. Reitz's agreement was amended December 7, 2016, to reflect his change in title to President and Chief Executive Officer, including an increase in base salary. Mr. Martin signed an employment agreement effective June 14, 2018. Mr. Martin's agreement is effective for two years from its effective date and automatically renews for successive one-year renewal periods unless notice of nonrenewal is given in accordance with the provisions thereof. The agreement provides four weeks of paid vacation.
Pursuant to the employment agreements for Messrs. Reitz and Troyanovich, in the event of the executive’s voluntary termination for good reason or involuntary termination without cause (in each case as defined in the applicable agreement), subject to the executive’s execution and non-revocation of a release of claims, the Company shall (i) pay and continue all employee benefit programs offered to the Company’s executives (the “Standard Executive Benefits”) for both the balance of the calendar year in which the executive is terminated or leaves the Company's employ and also for the following calendar year; (ii) pay 100% of prevailing executive’s base salary for both the balance of the calendar year in which the executive is terminated or leaves the Company’s employ and also for the following calendar year; (iii) provide fully-paid medical and dental coverage for the remaining portion of executive’s employment term; (iv) 100% vest any stock options and Company match under the Company’s 401(k) plan; and (v) pay any bonus compensation and incentive compensation for both the balance of the calendar year in which the executive terminated employment and also for the following calendar year (collectively referred to as the “Termination Payments”). In the event of a change in control, if the executive’s employment is terminated (whether voluntarily or involuntarily), the executive would be entitled to the Termination Payments. Additional detail on potential payments to Messrs. Reitz and Troyanovich can be found below in “Potential Payments upon Termination or Change in Control.” The executives are subject to a customary perpetual confidential information covenant and three-year non-competition covenants.
Pursuant to the employment agreement for Mr. Martin, in the event of executive’s voluntary termination for good reason or involuntary termination without cause, subject to executive’s execution and non-revocation of a release of claims, the Company shall
(i) pay 100% of executive’s base salary for 12 months following the separation date; (ii) a pro-rated bonus for the year of termination based on the achievement of applicable performance goals for the year and the number of days that executive was employed; (iii) provide fully-paid COBRA coverage for the greater of the number of months remaining in the employment period or 12 months and (iv) cause all outstanding stock options and restricted stock, if any, to be 100% vested. In the event of a change in control, if Mr. Martin’s employment is terminated by the executive for any reason within six months following the change in control, he would be entitled to the payments listed in the previous sentence. Additional detail on potential payments to Mr. Martin can be found below in “Potential Payments upon Termination or Change in Control.”
For the purpose of each of the executive’s employment agreements, a "change in control of the company" means:
(i)    any person or entity acquires direct or indirect beneficial ownership (as defined in the Exchange Act) of more than 50% of the outstanding voting securities of Titan; or
(ii)    the stockholders of Titan approve, or Titan otherwise effects, enters into, or approves, (A) a merger or consolidation of Titan with or into any other person or entity; (B) an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the assets of Titan; (C) a plan of complete liquidation of Titan; or (D) any transaction similar to any of the foregoing, other than, in the case of both (ii)(A) and (ii)(B) above, a merger, consolidation, or sale that would result in the voting securities of Titan outstanding immediately prior thereto controlling or continuing to represent, directly or indirectly, either by remaining outstanding or by being converted into equity securities of the surviving person or entity, at least 50% of the total outstanding voting securities of Titan or the surviving person or entity outstanding immediately after such transaction.
In the event of a termination due to the executive’s death, the employment agreements provide that the Company would pay executive’s beneficiary or estate an amount equal to all earned but unpaid base salary plus an additional six months of base salary. Additionally, for Messrs. Reitz and Troyanovich, the Company would pay an amount equal to 50% of the executive’s base salary to the executive’s beneficiaries or estate for the remainder of the employment term (or the extended term) and provide the Standard Executive Benefits for a period of up to six months to the executive’s family. For Mr. Martin, the Company would pay 100% of his beneficiaries’ COBRA premiums for a period ending on the later of the expiration of the employment period in which the executive’s death occurred or a period of 12 months (provided that these beneficiaries otherwise remain eligible for COBRA coverage).
In the event of a termination due to a qualifying disability under the employment agreement, the Company would pay the executive (i) a lump sum equal to any accrued but unpaid base salary and (ii) base salary in monthly installments for a period of 24 months following the termination; provided that such amount shall be reduced by any Company-provided disability insurance payments. Additionally, for Messrs. Reitz and Troyanovich, the Company would provide the Standard Executive Benefits for the 24-month period. For Mr. Martin, the Company would pay 100% of executive’s COBRA premiums (provided executive remains eligible for COBRA coverage) for the applicable COBRA statutory period, but not more than 24 months following the termination due to disability.
In the event of a termination for cause due to the executive's failure or refusal to perform the executive’s duties under the employment agreement or as assigned to executive by the CEO (as applicable) or by the Board of Directors, the Company is required to pay Messrs. Reitz and Troyanovich 50% of the executive’s base salary and continue the Standard Executive Benefits for a period of six months following termination. For other events of termination for cause, the Company has no further obligations to the executive upon termination. In the event that Mr. Martin’s employment is terminated for cause, Mr. Martin would receive any accrued but unpaid base salary and any vested employee benefits (other than severance plans) through the termination date.

Titan International, Inc.	/	2023 Proxy Statement	27

EXECUTIVE OFFICERS
The names, ages, and positions of all executive officers of the Company are listed below, followed by a brief account of their business experience during the past five years. Information pertaining to Mr. Reitz, who both serves on the Board of Directors and is Titan’s President and CEO, may be found in the "Nominees" section of Proposal #1 above. Officers are normally appointed annually by the Board of Directors at a meeting immediately following the annual meeting of stockholders. There is no other arrangement or understanding between any officer and any other person pursuant to which an officer was selected.
DAVID A. MARTIN
Mr. Martin, 55, joined the Company in June 2018 as Chief Financial Officer. Prior to joining Titan, Mr. Martin served from 1993 to 2018 in various roles at Aegion Corporation, a global technology/service provider maintaining, protecting and strengthening infrastructure, primarily pipelines, that was listed on the NASDAQ Global Select Market, until it was acquired in May 2021. Mr. Martin’s roles included Chief Financial Officer from 2007 to November 2017.
MICHAEL G. TROYANOVICH
Mr. Troyanovich, 65, joined the Company in August 2011 as Assistant General Counsel. Mr. Troyanovich was appointed Secretary in December 2012, and General Counsel in June 2013.
ANTHONY C. EHELI
Mr. Eheli, 45, joined the Company in March 2021 as Vice President and Chief Accounting Officer. Prior to joining Titan, Mr. Eheli served from 2011 to 2021 in various roles at Danaher Corporation, including as a Global Director of Financial Planning and Analysis and as a Global Corporate Controller of two separate divisions of Danaher.

Titan International, Inc.	/	2023 Proxy Statement	28

COMPENSATION OF NAMED EXECUTIVE OFFICERS
The following tables summarize the compensation for the Company's named executive officers as follows: (i) Mr. Reitz, President and Chief Executive Officer; (ii) Mr. Martin, Senior Vice President and Chief Financial Officer; (iii) Mr. Troyanovich, Secretary and General Counsel; and (iv) Mr. Eheli, Vice President and Chief Accounting Officer.
SUMMARY COMPENSATION TABLE
The 2022, 2021, and 2020 compensation for the Company's named executive officers was as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)	2020 Special Bonus ($)	Stock Awards ($)(a)	All Other Compensation ($)(b)	Total ($)
Paul G. Reitz	2022	927,000	1,290,000	—	980,000	113,256	3,310,256
President and Chief Executive Officer	2021	900,000	1,000,000	—	2,573,300	75,030	4,548,330
	2020	900,000	485,000	1,500,000	125,300	34,567	3,044,867
David A. Martin	2022	412,000	625,000	—	673,750	8,111	1,718,861
SVP and Chief Financial Officer	2021	400,000	500,000	—	852,800	8,580	1,761,380
	2020	400,000	225,000	640,000	89,500	8,505	1,363,005
Michael G. Troyanovich	2022	360,500	235,000	—	428,750	9,037	1,033,287
Secretary and General Counsel	2021	350,000	190,000	—	636,650	7,875	1,184,525
	2020	350,000	120,000	540,000	80,550	7,875	1,098,425
Anthony C. Eheli(c)	2022	286,250	150,000	—	245,000	8,588	689,838
Vice President and Chief Accounting Officer	2021	224,054	110,000	—	100,054	2,063	436,171
(a)For 2022, represents the grant date fair market value of 2022 restricted stock awards computed in accordance with FASB ASC Topic 718. Fair market value is defined as the mean between the high and low stock prices on the date of the award. Excludes the effect of estimated forfeitures.
(b)All other compensation for 2022 is comprised of the following: Mr. Reitz, 401(k) match and $105,721 for personal usage of Company aircraft; Mr. Martin, Mr. Troyanovich and Mr. Eheli, 401(k) match. The named executive officers are eligible to participate in the 401(k) plan offered to Titan's non-bargaining employees. Part of the amounts included in all other compensation for Mr. Reitz reflects personal aircraft usage totaling $27,667 in 2020 and $67,964 in 2021. The Company determined the expense associated with such personal aircraft usage in accordance with Item 402(c) of Regulation S-K, which requires such benefits to be valued on the basis of the aggregate incremental cost to the Company. To determine the incremental cost of personal use of corporate aircraft, the Company multiplies the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company annual average) and the hourly cost of engine maintenance (where such cost is based on hours of use), and then adds per flight fees such as landing, ramp and hangar fees, catering, contract pilot fees and other miscellaneous trip related expenses.
(c)Mr. Eheli joined the Company in March 2021 as Vice President and Chief Accounting Officer.

Titan International, Inc.	/	2023 Proxy Statement	29

Compensation of Named Executive Officers
GRANTS OF PLAN-BASED AWARDS
The 2022 grants of plan-based awards under the incentive plan for the Company's named executive officers were as follows:

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Mr. Reitz	03/10/2022	80,000	80,000	80,000	—	—	—	980,000	(1)
Mr. Martin	03/10/2022	55,000	55,000	55,000	—	—	—	673,750	(1)
Mr. Troyanovich	03/10/2022	35,000	35,000	35,000	—	—	—	428,750	(1)
Mr. Eheli	03/10/2022	20,000	20,000	20,000	—	—	—	245,000	(1)
(1) Reflects an award of restricted stock that only has a service-based component; generally vest in three substantially equal amounts on the first, second and third anniversary of the grant date. Calculated based on the $12.25 average of the high and low price on the March 10, 2022 grant date for Mr. Reitz, Mr. Martin, Mr. Troyanovich and Mr. Eheli.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The table below shows the outstanding equity awards at December 31, 2022, for the named executive officers. These equity awards were granted under the Incentive Plan.

Name	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(a)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(b)

Mr. Reitz	377,507	5,783,407
Mr. Martin	156,044	2,390,594
Mr. Troyanovich	112,065	1,716,836
Mr. Eheli	27,563	422,265
(a)The amounts represent awards of restricted stock granted in fiscal years 2020-2022, as follows: (a) for Mr. Reitz, 23,334 shares of restricted stock granted March 25, 2020, 43,333 shares of restricted stock granted March 25, 2021, performance share awards of 230,840 (125% of target) granted December 28, 2021 and 80,000 shares of restricted stock granted March 10, 2022; (b) Mr. Martin, 16,667 shares of restricted stock granted March 25, 2020, 26,667 shares of restricted stock granted March 25, 2021, performance share awards of 57,710 (125% of target) granted December 28, 2021 and 55,000 shares of restricted stock granted March 10, 2022; (c) Mr. Troyanovich, 15,000 shares of restricted stock granted March 25, 2020, 21,667 shares of restricted stock granted March 25, 2021, performance share awards of 40,398 (125% of target) granted December 28, 2021 and 35,000 shares of restricted stock granted March 10, 2022; and (d) Mr. Eheli, 7,563 shares of restricted stock granted March 25, 2021 and 20,000 shares of restricted stock granted March 10, 2022.
(b)Market value calculated as of December 31, 2022, based on $15.32, the December 31, 2022 closing price of Titan's Common Stock multiplied by the number of unvested shares.

Titan International, Inc.	/	2023 Proxy Statement	30

Compensation of Named Executive Officers
OPTION EXERCISES AND STOCK VESTED
The following table summarizes the shares of restricted stock that vested during the year ended December 31, 2022, for each of the named executive officers. There were no stock options exercised during 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Reitz	45,000	692,325
Mr. Martin	29,999	461,535
Mr. Troyanovich	25,833	397,441
Mr. Eheli	3,781	58,171
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
This section quantifies certain compensation that would have been payable under existing compensation plans and arrangements, including the employment agreements described in “Employment Agreements Providing Payments on a Change in Control” above, had a named executive officer’s employment terminated and/or a change in control occurred on December 31, 2022. Such calculations were made using each executive’s compensation as of December 31, 2022 and, where applicable, the $15.32 closing price of the Company’s Common Stock on December 31, 2022, the last trading day of the year. Since many factors (e.g., the time of year when the event occurs and the then-current price of Common Stock) could affect the nature and amount of benefits a named executive officer could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below.
TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL
In the event of a change in control, if a named executive officer’s employment is terminated (whether voluntarily or involuntarily) and, solely with respect to Mr. Martin, the termination occurs within six months of the change in control, such named executive officer would be entitled to the following (assuming such change in control and termination occurred effective December 31, 2022):

Description	Mr. Reitz ($)	Mr. Martin ($)	Mr. Troyanovich ($)

Cash compensation - Salary due(a)	927,000	412,000	360,500
Cash compensation - Bonus payment(b)	927,000	412,000	180,250
Group medical/dental(c)	25,968	25,968	25,968
Acceleration of restricted stock(d)	—	1,506,477	—
Acceleration of performance share units(e)	2,829,175	707,294	495,112
Total	4,709,143	3,063,739	1,061,830
(a)Cash compensation amounts would be paid in a lump sum at time of termination.
(b)Bonus payment is based on the target bonus amount for each named executive officer.
(c)Calculated based on the family COBRA rate for 2022 (which is $2,164 per month) multiplied by the number of months left in the term.
(d)Market value calculated as of December 31, 2022, based on $15.32, the December 31, 2022 closing price of Titan's Common Stock multiplied by the number of unvested shares.
(e)Market value calculated as of December 31, 2022, based on $15.32, the December 31, 2022 closing price of Titan's Common Stock multiplied by 100% equivalent number of unvested performance shares.

Titan International, Inc.	/	2023 Proxy Statement	31

Compensation of Named Executive Officers
RETIREMENT OR VOLUNTARY/INVOLUNTARY TERMINATION OF EMPLOYMENT
If a named executive officer’s employment is involuntarily terminated by the Company without cause or a named executive officer terminates employment for good reason, subject to such named executive officer’s execution and nonrevocation of a release of claims, each of the employment agreements provides that such named executive officer would be entitled to the following (assuming such termination occurred effective December 31, 2022):

Description	Mr. Reitz ($)	Mr. Martin ($)	Mr. Troyanovich ($)

Cash compensation - Salary due(a)	927,000	412,000	360,500
Cash compensation - Bonus payment(b)	927,000	412,000	180,250
Group medical/dental(c)	25,968	25,968	25,968
Acceleration of restricted stock(d)	—	1,506,477	—
Total	1,879,968	2,356,445	566,718
(a)Cash compensation amounts would be paid in a lump sum at time of termination.
(b)Bonus payment is based on the target bonus amount for each named executive officer.
(c)Calculated based on the family COBRA rate for 2022 (which is $2,164 per month) multiplied by the number of months left in the term.
(d)Market value calculated as of December 31, 2022, based on $15.32, the December 31, 2022 closing price of Titan's Common Stock multiplied by the number of unvested shares.
PAYMENTS ON TERMINATION DUE TO DEATH OR DISABILITY
If a named executive officer’s employment is terminated due to death, the employment agreements provides that such named executive officer would have been entitled to the following (assuming termination due to death occurred on December 31, 2022):

Description	Mr. Reitz ($)	Mr. Martin ($)	Mr. Troyanovich ($)

Cash compensation - Salary due(a)	695,250	206,000	270,375
Group medical/dental(b)	25,968	25,968	25,968
Acceleration of restricted stock(c)	2,246,938	1,506,477	1,097,938
Total	2,968,156	1,738,445	1,394,281
(a)Cash compensation amounts would be paid in a lump sum at time of termination.
(b)Calculated based on the family COBRA rate for 2022 (which is $2,164 per month) multiplied by the number of months left in the term.
(c)Pursuant to applicable restricted stock agreements, all shares of restricted stock vest on death. The value is calculated based on $15.32, the closing price per share of the Company's common stock on December 31, 2022.

Titan International, Inc.	/	2023 Proxy Statement	32

Compensation of Named Executive Officers
If a named executive officer’s employment is terminated due to disability, each of the employment agreements provides that such named executive officer would have been entitled to the following (assuming termination due to disability occurred on December 31, 2022):

Description	Mr. Reitz ($)	Mr. Martin ($)	Mr. Troyanovich ($)

Cash compensation - Salary due(a)	1,854,000	824,000	721,000
Group medical/dental(b)	51,936	38,952	51,936
Acceleration of restricted stock(c)	2,246,938	1,506,477	1,097,938
Total	4,152,874	2,369,429	1,870,874
(a)Cash compensation amounts would be paid in monthly installments over a 24-month period. The above amounts assume no reduction for any payments under the Company's disability plans.
(b)Calculated based on the family COBRA rate for 2022 (which is $2,164 per month) multiplied by 24 months for Mr. Reitz and Mr. Troyanovich and 18 months for Mr. Martin.
(c)Pursuant to applicable restricted stock agreements, all shares of restricted stock vest on termination due to disability. The value is calculated based on $15.32, the closing price per share of the Company's stock on December 31, 2022.
PAYMENTS ON TERMINATION FOR CAUSE
In the event that the Company terminates a named executive officer’s employment for failure or refusal to perform duties assigned under the employment agreement or assigned to him by the Company's CEO, Chairman or Board of Directors, as described under his employment agreement, such named executive officer would have been entitled to the following (assuming termination for cause occurred on December 31, 2022):

Description	Mr. Reitz ($)	Mr. Martin ($)	Mr. Troyanovich ($)

Cash compensation - Salary due(a)	463,500	—	180,250
Group medical/dental(b)	12,984	—	12,984
Total	476,484	—	193,234
(a)Cash compensation amounts would be paid in monthly installments over a six-month period.
(b)Calculated based on the family COBRA rate for 2022 (which is $2,164 per month) multiplied by six months.
CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company is providing the following information about the ratio of the annual total compensation of the median Titan employee and the annual total compensation of Mr. Paul G. Reitz, President and Chief Executive Officer, in each case, during 2022.
To identify the median employee, the Company used annual base salary (or comparable cash compensation) of each of its active employees (other than the CEO) employed as of December 31, 2022, as a consistently applied compensation measure, annualizing the base salary for employees hired after January 1, 2022. The salaries of Titan's non-U.S. employees were converted into U.S. dollars at the applicable December 31, 2022, exchange rate. Although permitted, the Company did not use the 5% de minimis exemption to exclude or eliminate any of its non-U.S. employees, nor were any material assumptions or estimates made, in the median employee determination. Therefore, the median employee represents the median for the global employee population including low labor cost geographies. After identifying the median employee, the Company calculated the annual total compensation for that employee using the same methodology used for the CEO in the 2022 Summary Compensation Table. The global median

Titan International, Inc.	/	2023 Proxy Statement	33

Compensation of Named Executive Officers
employee received annual total compensation of approximately $38,790. The identified global median employee was an employee at the Company's North American operations. North America has the Company's largest employment population with a median employee total compensation of $58,612 within the geographic region. Titan's CEO, who is located in the U.S., received annual total compensation of $3,310,256, which yields a 2022 pay ratio of approximately 85 to 1 based on the global median employee's annual total compensation.
Because the rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exemptions, and to make reasonable estimates and assumptions, the pay ratio calculated by the Company may not be comparable to the pay ratio reported by other companies.

Titan International, Inc.	/	2023 Proxy Statement	34

Compensation of Named Executive Officers
PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE TABLE

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three fiscal calendar years. In determining the “compensation actually paid” (CAP) to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2022, 2021 and 2020 fiscal years.

Year	Summary compensation table for PEO ($)	Compensation actually paid to PEO ($) (a)	Average summary compensation table for other NEOs ($)	Average compensation actually paid to other NEOs ($) (b)	Value of initial fixed $100 investment made December 31, 2019 based on:		Net income (loss) (in thousands, $) (d)	Adjusted EBITDA (in thousands, $) (e)
					TSR ($)	TSR of peer group ($) (c)
2022	3,310,256	5,068,537	1,147,329	1,624,920	424	155	179,186	252,969
2021	4,548,330	5,153,371	1,127,359	1,383,280	305	154	49,891	134,964
2020	3,044,867	3,248,102	1,230,715	1,375,640	139	119	(65,077)	54,030

(a) Compensation actually paid to the principal executive officer (the “PEO”) is adjusted based on: (1) addition of the amount of change in fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year, (2) addition of the amount of change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year and (3) addition of the amount of change in fair value from the end of the prior fiscal year to the vesting date for awards granted in prior years that vest in the covered fiscal year. Mr. Reitz is the PEO for the years ended December 31, 2022, 2021 and 2020.

(b) For our NEOs other than our principal executive officer, the compensation reported is an average. Messrs. Martin, Troyanovich and Eheli are the other NEOs for the years ended December 31, 2022 and 2021. Messrs. Martin and Troyanovich are the other NEOs for the years ended December 31, 2020.

(c) The peer group used for calculating Peer Group Total Shareholder Return is the same peer group used by the company for reviewing its compensation practices.

(d) The compensation committee does not utilize net income as a metric in setting the PEO and other NEOs incentive compensation because net income includes certain items that the compensations committee believes are not reflective of operational performance of the business. The compensation committee instead utilizes adjusted EBITDA, as it views that metric as more reflective of the operational performance of the business.

(e) Reconciliations of net income (loss) to adjusted EBITDA, non-GAAP financial measures, for the years ended December 31, 2022, 2021 and 2020 are included in Appendix A filed herewith.

Titan International, Inc.	/	2023 Proxy Statement	35

Compensation of Named Executive Officers
The tables below provide a reconciliation from the Summary Compensation Table to the compensation actually paid.

Year	Summary compensation ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in the Current Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Compensation actually paid ($)
PEO
2022	3,310,256	245,600	1,297,131	215,550	5,068,537
2021	4,548,330	163,105	278,135	163,801	5,153,371
2020	3,044,867	224,700	31,501	(52,966)	3,248,102
Average Other NEOs
2022	1,147,329	112,566	269,843	95,182	1,624,920
2021	1,127,359	63,210	125,822	66,889	1,383,280
2020	1,230,715	152,475	13,500	(21,050)	1,375,640

NARRATIVE DISCLOSURE TO PAY VERSUS PERFORMANCE TABLE
Compensation for the NEOs is set based on the financial performance of the Company with adjusted EBITDA as the most important financial performance measure to link executive compensation actually paid to company performance. The Company's annual cash bonuses for the NEOs are determined each year based on a certain percentage of adjusted EBITDA.

The graphs below reflect the relationship between the compensation actually paid to our PEO, the average of the compensation actually paid to our remaining NEOs and the Company and the peer group’s cumulative indexed Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the years ended December 31, 2022, 2021 and 2020:

Compensation Actually Paid Versus Total Shareholder Return
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$450
$400
$350
$300
$250
$200
$150
$100
Total Shareholder Return
2020
2021
2022
Compensation actually paid to PEO ($)
Average compensation actually paid to other NEOs ($)
TSR ($)
TSR of peer group ($)

Titan International, Inc.	/	2023 Proxy Statement	36

Compensation of Named Executive Officers
The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with net income.

Compensation Actually Paid Versus Net Income
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
-$1,000,000
-$2,000,000
Compensation Actually Paid
$200,000
$175,000
$150,000
$125,000
$100,000
$75,000
$50,000
$25,000
$0
-$25,000
-$50,000
-$75,000
-$100,000
Net Income (in thousands)
2020
2021
2022
Compensation actually paid to PEO ($)
Average compensation actually paid to other NEOs ($)
Net Income ($)

The following graph compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with adjusted EBITDA. The Company has chosen adjusted EBITDA as its sole measure used in linking compensation to financial performance.

Compensation Actually Paid Versus Adjusted EBITDA
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
Compensation Actually Paid
$300,000
$275,000
$250,000
$225,000
$200,000
$175,000
$150,000
$125,000
$100,000
$75,000
$50,000
$25,000
$0
Adjusted EBITDA (in thousands)
2020
2021
2022
Compensation actually paid to PEO ($)
Average compensation actually paid to other NEOs ($)
Adjusted EBITDA ($)

Titan International, Inc.	/	2023 Proxy Statement	37

Compensation of Named Executive Officers
PAY VERSUS PERFORMANCE: CONCLUSION
The Compensation Committee believes in pay for performance and has structured the company’s executive compensation to reward leaders when the company is delivering strong results, taking into account all extenuating circumstances. The company has had strong cumulative TSR and adjusted EBITDA performance over the immediately preceding three-year period. As a result of this strong performance, shareholders have been rewarded with significant total stock returns and leadership has been compensated accordingly.

Titan International, Inc.	/	2023 Proxy Statement	38

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2022, Richard M. Cashin Jr., Gary L. Cowger, Max A. Guinn, Mark H. Rachesky, MD and Anthony L. Soave served on the Compensation Committee. None of the persons who served on the Compensation Committee during 2022 was an officer or employee of the Company during 2022, or at any time has been an officer of the Company. In addition, none of the Company’s executive officers serves, or has served during the last completed year, as a member of the board of directors or compensation committee of any other entity that has or had one or more of its executive officers serving as a member of the Compensation Committee or the Board of Directors.

Titan International, Inc.	/	2023 Proxy Statement	39

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Titan's management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Members of the Compensation Committee:
•Richard M. Cashin, Jr., Chairman
•Max A. Guinn
•Mark H. Rachesky, MD
•Anthony L. Soave
•Laura K. Thompson

Titan International, Inc.	/	2023 Proxy Statement	40

CORPORATE GOVERNANCE
INDEPENDENCE
The Board of Directors has determined that five of the Company's seven directors meet the independence requirements for directors set forth in the NYSE listing standards. The independent directors are: Richard M. Cashin Jr., Max A. Guinn, Mark H. Rachesky, MD, Anthony L. Soave, and Laura K. Thompson. The directors who are not independent are Paul G. Reitz, the President and Chief Executive Officer, and Maurice M. Taylor Jr., the Chairman of the Board and the Company's former Chief Executive Officer. Each of the directors serving on any of the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Nominating Committee meets the independence requirements for directors serving on such committees under the standards of the NYSE.
MEETINGS OF DIRECTORS
The independent directors of the Board of Directors meet, without the presence of any director who is not independent, for regularly scheduled sessions and at various other times throughout the year if deemed necessary. When the independent directors of the Board of Directors or respective committees thereof meet in executive session without management, a temporary chair is selected from among the directors present to preside at the executive session.
CHARTERS
The Company has adopted charters for each of its Audit, Compensation, Corporate Governance, and Nominating Committees (collectively, the Charters). The Charters are published on the Company's website: www.titan-intl.com. The Company will provide, without charge, copies of the Charters to any stockholder upon written request to the Corporate Secretary, Titan International, Inc., 1525 Kautz Road, Suite 600, West Chicago, Illinois, 60185.
CORPORATE GOVERNANCE POLICIES AND CODE OF BUSINESS CONDUCT
The Company's Corporate Governance Policies and Code of Business Conduct are published on the Company's website: www.titan-intl.com. The Company will provide, without charge, a copies of the Corporate Governance Policies and Code of Business Conduct to any stockholder upon written request to the Corporate Secretary, Titan International, Inc., 1525 Kautz Road, Suite 600, West Chicago, Illinois, 60185.
HEDGING POLICY
The Company’s insider trading policy prohibits officers, directors and employees (each, a Covered Person) from entering into any hedging transactions relating to Titan securities, such as purchases on margin, short sales, short-term trading (including any transaction, the effect of which would be to sell Titan stock purchased in the open market if the Covered Person holds the shares for less than six months), buying or selling put or call options, pledging Company stock and other hedging transactions.

Titan International, Inc.	/	2023 Proxy Statement	41

Corporate Governance
COMMUNICATION WITH THE BOARD OF DIRECTORS
Stockholders or other interested parties may communicate with the Board of Directors, or any individual member or members of the Board of Directors, by sending correspondence in writing to its or their attention as follows: c/o Corporate Secretary, Titan International, Inc., 1525 Kautz Road, Suite 600, West Chicago, Illinois, 60185. Any written communication will be forwarded to the Board of Directors, or the specified member or members of the Board of Directors, for consideration.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS
Pursuant to the Company’s Corporate Governance Policies, members of the Board of Directors are expected to attend the Company’s Annual Meetings of Stockholders, whenever possible. The Company’s directors typically attend such annual meetings, and, in that regard, all directors attended the Annual Meeting of Stockholders for 2022.

Titan International, Inc.	/	2023 Proxy Statement	42

CORPORATE GOVERNANCE
INITIATIVES ON ESG
Titan continues its commitment to being a positive force in the lives of our employees, customers and in the communities they work and live. Since embarking on its environmental, social, and governance (ESG) journey in 2021, the Company has made significant progress in these areas by creating and updating numerous policies, as well as preparing new forms of monitoring and disclosing data on our operations. The Company continues to make advancements by engaging with like-minded partners and improving internal processes. The following are some of our most recent initiatives on ESG:

ENVIRONMENT	At all its facilities around the world, Titan strives to monitor and mitigate the impacts of its operation on the environment and to comply with all relevant regulations and legislation. The Company is committed to responsible sourcing and, in 2022, established a new policy governing rubber sourcing, as well as established a methodology to keep sustainability front of mind when designing new products for its tire business. In 2023 Titan continues to develop new environmental guidelines to outline, monitor, and standardize our approach and strategy regarding energy consumption, carbon emissions and waste. Finally, divisions of our Company continue to work with customers to integrate environmental considerations in new product designs.
SOCIAL	Titan is dedicated to ensuring that it partners with suppliers and vendors that share its ESG related goals. In 2022, the Company updated its Supplier Code of Conduct by incorporating its policies on human rights, labor management and occupational health and safety. Additionally, the Company made improvements to the onboarding and continuous monitoring of its third-party partners, which are currently being implemented across global operations.
GOVERNANCE
Titan believes that its corporate governance policies are effective in aligning the Company’s strategies and goals with those of its stakeholders while fostering appropriate accountability. The Company’s Board of Directors continues to maintain oversight of the Company’s ESG practices by reviewing and approving a series of new policies, expansion of existing policies and governing documents, to help ensure Titan’s practices are aligned with industry standards and best serve its stakeholders. In 2022, the Company released its first Corporate Sustainability Report (CSR), which provides more disclosures on the Company’s ESG related efforts. The next CSR will be released in 2024. In 2023 the Company continues to develop processes and policies related to cybersecurity to better manage cybersecurity-related risk.

Additionally, since 2021 Titan has been a signatory to the UN Global Compact, reinforcing our commitment to its principles focusing on universal human rights, labor, the environment, and anti-corruption.

Titan International, Inc.	/	2023 Proxy Statement	43

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Common Stock by each person who is known by the Company to own beneficially more than 5% of the Company's common stock. As of the Record Date, 63,127,418 shares of the Company common stock were issued and outstanding.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
BlackRock Inc. 55 East 52nd Street New York, NY 10055	9,205,635	(a)	14.6%
MHR Fund Management LLC and Mark H. Rachesky, MD 1345 Avenue of the Americas, 42nd Floor New York, NY 10105	8,301,585	(b)	13.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	4,001,184	(c)	6.3%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	3,226,359	(d)	5.1%
(a)    Based on information contained in a Schedule 13G/A related to BlackRock Inc. filed with the SEC on January 23, 2023. As reported in the Schedule 13G/A, BlackRock Inc. has sole voting power with respect to 9,152,590 shares of Common Stock and sole dispositive power with respect to 9,205,635 shares of Common Stock.
(b)    Based on information contained in a Schedule 13D/A filed with the SEC on February 25, 2019 (the MHR 13D) by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky, M.D. (collectively, the ‘‘MHR Reporting Persons’’). The MHR Reporting Persons reported the following in the Schedule 13D/A: (i) MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 7,200,427 shares of Common Stock; and (ii) each of MHR Fund Management LLC and MHR Holdings LLC each has sole voting and dispositive power over 8,005,000 shares of Common Stock. Based on information contained in the MHR 13D and a Form 4 filed on June 15, 2022 (the MHR Form 4), Dr. Rachesky and MHR Fund Management LLC may be deemed to beneficially own 8,301,585 shares of Common Stock, which includes (A) all shares of Common Stock reported by the other MHR Reporting Persons by virtue of Dr. Rachesky’s position as the managing member of the other MHR Reporting Persons, and (B) 10,817 of restricted stock units which vests on June 13, 2023, and (C) an aggregate of 99,000 unissued shares of Common Stock issuable upon the exercise of options exercisable.
(c)    Based on information contained in a Schedule 13G/A related to The Vanguard Group filed with the SEC on February 9, 2023. As reported in the Schedule 13G, The Vanguard Group has aggregate beneficially ownership of 4,001,184 shares of Common Stock and has sole dispositive power over 3,862,832 shares, shared dispositive power over 138,352 shares and shared voting power over 96,820 shares.
(d)    Based on information contained in a Schedule 13G/A related to Renaissance Technologies LLC filed with the SEC on February 13, 2023. As reported in the Schedule 13G/A, Renaissance Technologies LLC has sole voting power with respect to 3,097,959 shares of Common Stock and dispositive power with respect to 3,226,359 shares of Common Stock.

Titan International, Inc.	/	2023 Proxy Statement	44

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each director and nominee for director, (ii) each of the named executive officers, and (iii) all directors and executive officers as a group. The business address of each of the persons listed in the following table, except Dr. Rachesky, is c/o Titan International, Inc., 1525 Kautz Road, Suite 600, West Chicago, Illinois, 60185. The business address of Dr. Rachesky is c/o MHR Fund Management LLC, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105.

	Shares Beneficially Owned
Name	Number(a)		Percent
Mark H. Rachesky, MD	8,301,585	(b)	13.2%
Anthony L. Soave	1,233,960	(c)	2.0%
Maurice M. Taylor Jr.	642,168		1.0%
Richard M. Cashin Jr.	739,466		1.2%
Paul G. Reitz	227,413		*
Max A. Guinn	174,176		*
Laura K. Thompson	17,184		*
Michael G. Troyanovich	113,785		*
David A. Martin	174,497		*
Anthony C. Eheli	27,563		*
All executive officers & directors as a group (10 persons)	11,651,797		18.3%
* Less than one percent
(a)    Except for voting powers held jointly with a person's spouse, represents sole voting and investment power unless otherwise indicated and includes unissued shares subject to options exercisable within 60 days after the Record Date, as follows: Dr. Rachesky, 99,000 shares; Mr. Soave, 120,000 shares, Mr. Cashin, 120,000 shares; Mr. Taylor, 49,200; all named executive officers and directors as a group, 388,200 shares.
(b)    Based on information contained in the MHR 13D and the MHR Form 4.
(c)    Includes 5,000 shares of Common Stock beneficially owned by Brambleton Investments LLC, which is managed by a management company owned by Mr. Soave. Mr. Soave disclaims beneficial ownership of such securities in excess of his pecuniary interest.

Titan International, Inc.	/	2023 Proxy Statement	45

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of Titan Common Stock authorized for issuance under Titan’s equity compensation plans, as of December 31, 2022:

	(i) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(ii) Weighted-average exercise price of outstanding options, warrants and rights	(iii) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (i)

Equity compensation plans approved by security holders	408,200	(a)	13.45	3,547,153
Equity compensation plans not approved by security holders	—		—	—
Total	408,200		13.45	3,547,153
(a)Amount includes outstanding stock options under the Incentive Plan.

Titan International, Inc.	/	2023 Proxy Statement	46

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Audit Committee has established procedures for the approval of all related party transactions involving executive officers and directors. The Audit Committee reviews information pertaining to related party transactions, if any, that are provided to the Audit Committee, including disclosures in the director and officer questionnaires solicited by the Company on an annual basis. Quarterly, the Company’s Chief Financial Officer presents any related party transactions or series of transactions expected to exceed a certain amount to the Audit Committee for review and approval. The Audit Committee's review process includes the Audit Committee’s review of the underlying related party transaction documentation and the Audit Committee obtaining information regarding the business reasons for the transaction.
The Company sells products and pays commissions to companies controlled by persons related to the Chairman of the Company, Mr. Maurice Taylor. The related party is Mr. Fred Taylor, who was Mr. Maurice Taylor’s brother. Mr. Fred Taylor passed away on December 13, 2021. The companies that Mr. Fred Taylor is associated with that do business with Titan include the following:  Blacksmith OTR, LLC; F.B.T. Enterprises; Green Carbon, Inc.; Silverstone, Inc.; and OTR Wheel Engineering, Inc. During 2022, sales of Titan product to these companies were approximately $4.4 million. Titan had trade receivables due from these companies of approximately $0.2 million at December 31, 2022.  On other sales referred to Titan from these manufacturing representative companies, commissions expense was approximately $1.8 million during 2022. Titan had purchases from these companies of approximately $1.1 million during 2022.

DELINQUENT SECTION 16(A) REPORTS
Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2022, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except that Messrs. Reitz, Martin, Troyanovich and Eheli each filed one late Form 4 in March 2022 that reported one restricted stock grant.

Titan International, Inc.	/	2023 Proxy Statement	47

STOCKHOLDER PROPOSALS
Any proposal to be presented at the 2024 Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than December 20, 2023, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to such Annual Meeting of Stockholders.
To be considered for presentation at the 2024 Annual Meeting, but not for inclusion in the Company’s proxy statement and form of proxy for that meeting, pursuant to Rule 14a-4(c)(1) under the Exchange Act, proposals must be received by March 4, 2024; provided, however, that in the event that the date of the 2024 Annual Meeting is changed by more than 30 days from the anniversary of this year’s meeting date, such a proposal must be received a reasonable time before the Company sends its proxy materials. Failure to notify the Company by that date would allow the Company’s proxy holders to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the 2024 Annual Meeting without any discussion of the matter being included in the Company’s proxy statement.
Any such proposals (regardless of whether such proposal is submitted for inclusion in the Company’s proxy materials) must comply in all respects with the rules and regulations of the SEC relating to stockholder proposals as well as the Company’s certificate of incorporation and bylaws, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the applicable deadline by Certified Mail-Return Receipt Requested.
Stockholders' proposals should be sent to: Michael G. Troyanovich, Secretary and General Counsel of Titan International, Inc., 1525 Kautz Road, Suite 600, West Chicago, Illinois, 60185. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Titan International, Inc.	/	2023 Proxy Statement	48

HOUSEHOLDING INFORMATION
Titan has adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, Titan is delivering only one copy of the Notice of Internet Availability of Proxy Materials and, if applicable, only one copy of the Company's 2022 Annual Report to Stockholders, including its Form 10-K, for the year ended December 31, 2022, and this Proxy Statement to multiple stockholders sharing the same address, unless Titan has received contrary instructions from an affected stockholder. Stockholders that request to receive printed proxy materials and participate in householding will continue to receive separate proxy cards.

Stockholders sharing an address may contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 if they now receive (i) multiple printed copies of the Notice of Internet Availability of Proxy Materials or, if applicable, Titan’s Annual Report to stockholders, including its Form 10-K, and the Proxy Statement and wish to receive only one copy of these materials in the future or (ii) a single printed copy of the Notice of Internet Availability of Proxy Materials or, if applicable, Titan’s Annual Report to stockholders, including its Form 10-K, and the Proxy Statement and wish to receive separate copies of these materials in the future.

Titan International, Inc.	/	2023 Proxy Statement	49

COST OF PROXY SOLICITATION
The costs of solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or electronic mail, by directors, officers, or regular employees of the Company, without additional compensation. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the soliciting material to the beneficial owners of the Company's Common Stock held of record by such persons and will be reimbursed by the Company for reasonable expenses incurred therewith.
We will retain Saratoga Proxy Consulting, LLC (“Saratoga”) to assist with carrying the message to stockholders and the solicitation of proxies in connection with the Annual Meeting. We will pay Saratoga a fee of approximately $8,000 for these services, plus reimbursement for out-of-pocket costs. We will bear the proxy solicitation costs.
By Order of the Board of Directors,

/s/ Michael G. Troyanovich

Michael G. Troyanovich
Secretary and General Counsel
West Chicago, Illinois
April 25, 2023

Titan International, Inc.	/	2023 Proxy Statement	50

APPENDIX A - ADJUSTED EBITDA RECONCILIATION
The table below provides a reconciliation of net income (loss) to adjusted EBITDA, non-GAAP financial measures, for the twelve-month periods ended December 31, 2022, 2021 and 2020.

	Twelve months ended
	December 31,
(amounts in thousands)	2022	2021	2020

Net income (loss)	$179,186	$49,891	$(65,077)
Adjustments:
Provision for income taxes	23,167	1,149	6,946
Interest expense, excluding interest income	31,273	31,933	30,351
Depreciation and amortization	42,747	47,991	54,655
EBITDA	$276,373	$130,964	$26,875
Adjustments:
Foreign exchange (gain) loss	(927)	(12,020)	11,025
Loss on sale of Australian wheel business	10,890	—	—
Proceeds from government grant	(1,324)	—	—
Income on Brazilian indirect tax credits, gross	(32,043)	—	—
Loss on senior note repurchase	—	16,020	—
Asset impairments	—	—	20,823
Insurance reimbursement	—	—	(8,580)
Settlement of legal matter	—	—	5,000
Gain on sale of Brownsville, Texas facility	—	—	(4,855)
Loss on sale of Wheels India Limited shares	—	—	2,005
Restructuring charges	—	—	1,737
Adjusted EBITDA	$252,969	$134,964	$54,030

Titan International, Inc.	/	2023 Proxy Statement	51

Titan International, Inc.
1525 Kautz Road, Suite 600
West Chicago, IL 60185
www.titan-intl.com

TITAN INTERNATIONAL, INC.
ATTN: TODD SHOOT
2701 SPRUCE STREET
QUINCY, IL 62301

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWI2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR all of the nominees listed in proposal 1, FOR each of proposals 2 and 3 and 2 YEARS on Proposal 4.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. To elect the following directors to serve for one-year terms and until their successors are elected and qualified:

Nominees

01) Richard M. Cashin, Jr. 02) Max A. Guinn 03) Mark H. Rachesky, M.D. 04) Paul G. Reitz 05) Anthony L. Soave
06) Maurice M. Taylor, Jr. 07) Laura K. Thompson

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the selection of Grant Thornton LLP by the Board of Directors as the independent registered public accounting firm to audit the Company's financial statements for the year ending December 31, 2023.	☐	☐	☐
3. To approve, in a non-binding advisory vote, the 2022 compensation paid to the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 2 YEARS on proposal 4.	1 year	2 years	3 years	Abstain
4. To approve, in a non-binding advisory vote, the frequency of future advisory votes on compensation paid to the company's named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The 2023 Annual Meeting will be held solely by means of remote communication (i.e., a virtual-only meeting).

0000611805_1 R1.0.0.6

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

TITAN INTERNATIONAL, INC.
The Proxy is Solicited by the Board of Directors
for the Virtual Annual Meeting of Stockholders
to be held on Thursday, June 8, 2023 at 10:00 A.M. Central Daylight Time

The undersigned hereby constitutes and appoints Maurice M. Taylor, Jr. and Michael G. Troyanovich, and either of them acting in the absence of the other, as attorneys with full power of substitution, with the powers the undersigned would possess if personally present, and authorizes them to represent and to vote, as designated and in accordance with their judgment upon any other matters properly presented at the Annual Meeting, all shares of Common Stock in TITAN INTERNATIONAL, INC., held of record by the undersigned at the close of business on April 11, 2023, at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2023 and at any adjournments or postponements thereof and on all matters properly coming before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 18, 2023, and hereby revokes any proxy or proxies heretofore given to vote at said meeting or any adjournments or postponements thereof.

This proxy will be voted as directed, if no direction is indicated, this proxy will be voted FOR the nominees listed in proposal 1, FOR each of proposals 2 and 3 and 2 YEARS for proposal 4. The persons designated as proxies will vote in their discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

0000611805_2 R1.0.0.6

Continued and to be signed on reverse side